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                                                                    EXHIBIT 10.7

                         AGREEMENT FOR PURCHASE AND SALE
                          AND JOINT ESCROW INSTRUCTIONS
                      (Torrey Pines Science Center Lot 30)

         This Agreement for Purchase and Sale and Joint Escrow Instructions (this "Agreement") is entered into as of April 30, 2003 (the "Effective Date"), by and between Science Park Center LLC, a California limited liability company ("Seller"), and Pfizer Inc. a Delaware corporation ("Buyer"), who agree and, to the extent applicable, instruct Chicago Title Company ("Escrow Holder") as follows:

                                    RECITALS

This Agreement is made with reference to and in contemplation of the following recital of essential facts:

         A. Seller is the owner of the real property located in the Torrey Pines Science Center designated Lot 30 thereof, in the City of San Diego, State of California (the "Real Property"). The legal description of Real Property is set forth on the attached Exhibit A, as such legal description may be modified by the Lot Line Adjustment (as defined in Section 5.8 below).

         B. The Real Property is currently occupied by Neurocrine Biosciences, Inc., a Delaware corporation ("Neurocrine"), pursuant to that certain Lease by and between Seller, as landlord, and Neurocrine, as tenant, dated as of July 31, 1997 (the "Existing Lease"). Concurrent with the close of escrow pursuant to this Agreement, Seller and Neurocrine have agreed to terminate the Existing Lease, and Neurocrine has agreed to enter into a new lease of the Real Property from Buyer, which has agreed to lease the Real Property to Neurocrine, in accordance with the covenants, terms and conditions of Buyer and Neurocrine set forth in that certain Lease of the Real Property, in the form attached hereto as Exhibit B (the "Lease"). Neurocrine, as tenant of the Real Property and a member of Seller, in consideration of the Lease and its benefits as a member of Seller pursuant to this Agreement, has agreed to guaranty the obligations of Seller hereunder, in the form of the guaranty attached hereto as Exhibit C (the "Guaranty").

         C. Buyer intends to purchase and Seller intends to sell that certain Property, consisting of the Real Property and all rights, improvements and appurtenances thereto as more fully set forth in this Agreement.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are hereby incorporated into this Agreement, and the mutual covenants set forth herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereby agree as follows:

         1. Purchase and Sale. In accordance with and subject to the terms, provisions, and conditions of this Agreement, Seller shall sell, and Buyer shall buy, Seller's interest in and to (a) the Real Property, (b) all improvements, now or later constructed in, on or under the Real Property (the "Improvements"), (c) all appurtenances, streets, easements, rights of way, cross-use agreements, licenses, or other interests in, on, across, in front of, abutting, or adjoining the Real Property, (d) all of Seller's transferable rights in contracts (but not including any insurance contracts), agreements,

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warranties, guarantees, permits and authorizations to the extent applicable to the operation, maintenance or repair of the Real Property or the Improvements, and all transferable approvals issued by governmental authorities respecting the Real Property and interests appurtenant thereto and all other intangible property (together with the items referenced in subpart (c) of this Section 1, the "Intangible Property"), and (e) all of Seller's other personal property to the extent used in connection with the operation of Real Property or the Improvements (as opposed to Neurocrine's business operations), including without limitation deposits, service contracts, "as built" drawings, reports and studies, relating to the Real Property, Intangible Property and Improvements (the "Personal Property") , subject to no liens, restrictions, and encumbrances of record except for those approved in writing by Buyer or disapproved and subsequently waived by Buyer in accordance with Section 5.3 hereof. For purposes of this Agreement, "transferable" shall mean that such Personal Property can be conveyed or transferred without cost to Seller (or at a cost to Seller which Buyer is willing to pay) and without any continuing liability of Seller therefor after the Close of Escrow (as defined below). Notwithstanding the foregoing, none of the Personal Property shall include any permits, rights, approvals or intellectual or other intangible property relating to Neurocrine's business operations at the Real Property or any proprietary information of Neurocrine associated with its business.

         2.       Escrow

                  2.1. Opening of Escrow; Deposit. Within five (5) business days of Buyer and Seller's execution of this Agreement, Buyer and Seller shall cause an escrow ("Escrow") to be opened with Escrow Holder, at 925 B Street, San Diego, California 92101 for the purpose of facilitating the consummation of this Agreement. Buyer and Seller shall open the Escrow by delivering to Escrow Holder a fully executed original (or executed counterparts) of this Agreement and within five (5) days after the opening of Escrow, Buyer shall deposit by wire transfer payable to Escrow Holder, or other immediately available funds, in the amount of Nine Hundred Thousand Dollars ($900,000.00) (the "Deposit"). Escrow Holder shall immediately invest the Deposit in an interest bearing account with a financial institution reasonably satisfactory to Buyer and Seller. All interest income resulting from the Deposit shall be credited to Buyer. The provisions of this Agreement constitute instructions to Escrow Holder; provided, however, Buyer and Seller also shall execute any supplemental mutual instructions as Escrow Holder may reasonably require, consistent with this Agreement. Any inconsistency between any such further mutual instructions and this Agreement must be resolved in a manner consistent with this Agreement and the provisions of this Agreement prevail unless any such inconsistent provision is expressly waived by Buyer and Seller in a writing specifically referring to the fact of the inconsistency and the intent to waive it. Seller shall have no obligations to Buyer for any acts or omissions of Escrow Holder or any institution in which the Deposit is invested by Escrow Holder.

                  2.2. Closing Dates. The Closing of the sale of the Property to Buyer and the commencement of Buyer's lease of the Property to Neurocrine (the "Closing") shall occur concurrently on November 24, 2003 (the "Closing Date") . Escrow Holder shall close Escrow in accordance with Section 9 below (the "Close of Escrow"), after having received all of Buyer and Seller's Deliveries in accordance with Sections 7 and 8.

If the Closing does not occur on or before the Closing Date, then Buyer or Seller, if not in default under this Agreement, may at any time thereafter give written notice to Escrow Holder to cancel the Escrow, whereupon the Escrow and the subject transaction become terminated and all monies and

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documents in Escrow Holder's possession must be distributed by Escrow Holder in accordance with the provisions of this Agreement and such additional mutual instructions as the parties may provide. Such cancellation of Escrow will not prejudice or limit any legal or equitable rights of Buyer or Seller.

         3. Purchase Price. The purchase price payable by Buyer for the Property is $35,520,000 (the "Purchase Price"), and shall be payable as follows:

                  3.1. Application of Deposit. The Deposit, plus interest accrued thereon, shall be applied by Escrow Holder to the Purchase Price for the Property at the Closing.

                  3.2. Payment of Balance of Purchase Price. On or before the Closing Date, Buyer shall deposit with Escrow Holder cash or other immediately available funds in the amount of the balance of the Purchase Price, plus the other sums required of Buyer under this Agreement to pay costs and prorations.

         4. Allocation of Purchase Price Among Assets. Prior to the expiration of the Feasibility Study Period, Seller and Buyer shall reasonably determine an allocation of the Purchase Price among the Real Property, the Improvements, and the Personal Property, which allocation must be used by Buyer and Seller in connection with preparation of their respective tax returns. Upon such determination, the parties shall deliver a writing executed by each of them to Escrow Holder setting forth the foregoing allocations. Either party may request, and the other shall reasonably consider, a modification of such allocation based upon events occurring subsequent to the expiration of the Feasibility Study Period.

         5. Conditions Precedent to Obligations of Buyer. Buyer's obligations under this Agreement are subject to Buyer's written notification to Seller and Escrow Holder that the following conditions precedent (collectively, "Buyer's Conditions") have been satisfied, approved, or waived by Buyer, determined in Buyer's sole discretion, on or before the expiration of ninety days following the Effective Date (the "Feasibility Study Period"). Unless Buyer notifies Seller or Escrow Holder in writing on or before the expiration of the Feasibility Study Period that the applicable Buyer's Conditions have been satisfied, then (a) such Buyer's Condition(s) shall be deemed to have been disapproved by Buyer, (b) this Agreement and the Escrow shall be deemed terminated and neither Buyer nor Seller shall have any further obligation to the other under this Agreement, (c) all costs associated with the cancellation of the Escrow shall be shared equally by Buyer and Seller, and (d) Escrow Holder shall, without requiring any further instructions from Seller, immediately return the Deposit plus interest accrued thereon to Buyer, less Buyer's share of cancellation costs, if any, described in (c) above.

                  5.1. Due Diligence Deliveries By Seller. Buyer hereby acknowledges that Buyer has received from Chicago Title Company ("Title Company") prior to the Effective Date, that certain preliminary title report issued by Title Company, dated as of November 21, 2002, and identified as Order No. 23038780, incorporating the legal description of the Property (as Parcels 3 and 4 thereof) together with legible copies of all documents referenced therein and all easements described therein plotted as part of such report (the "Preliminary Report"). Within ten (10) days following the date hereof, Buyer shall cause the Preliminary Report to be modified to describe the Real Property only. Buyer further acknowledges prior receipt of plans, drawings, specifications and renderings of the Property, as well as Seller's most current as-built ALTA survey of the Property

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dated August 6, 1998. No later than ten (10) business days following the
Effective Date, Seller will to the extent, known by Seller and/or to the extent in Seller's possession or reasonably obtainable by Seller, provide Buyer with a copy of the following documentation ("Due Diligence Deliveries") regarding the
Property:

                           (a)      All soils reports, engineering and
architectural studies, grading plans, topographical maps, feasibility studies, surveys and similar data concerning the Property, complete plans and specifications of the Property, and, if within Seller's possession or control, a set of as built plans and specifications marked to show any modifications;

                           (b)      Property tax bills, utility bills, all
property/casualty insurance policies or certificates of insurance covering or affecting the Property and similar operating records concerning the Property for the past three (3) years, including copies of (i) to the extent within Seller's possession or control, all claims filed against such insurance policies for the three years preceding and up to the Effective Date, (ii) insurance loss control reports which, if not within Seller's possession or control, Seller shall use good faith efforts to obtain from Seller's insurance provider, and (iii) a certificate of insurance evidencing that the Property is currently covered in a commercially-reasonable amount for loss by fire or other casualty;

                           (c)      Summary of any current or pending litigation
matters relating to the Property, together with all pleadings relating thereto (but specifically not including any litigation solely related to Neurocrine's business at the Real Property);

                           (d)      Copies of all contracts currently in full
force and effect, or which are anticipated to be in full force and effect at such time as operational control of the Property is transferred to Buyer upon expiration or earlier termination of the Lease, including but not limited to vendor, service, and/or management contracts affecting the Property, and non-proprietary reports, in form reasonably acceptable to Buyer, categorizing and quantifying all Property-related expenses (e.g., utilities, maintenance, repairs and landscaping) for calendar years 2000, 2001 and 2002 and on a monthly basis thereafter.

                           (e)      Documentation, invoices, statements and all
other relevant information pertaining to any commercial/land owners' association(s) and/or common area maintenance agreements relating to calendar years 2000, 2001 and 2002.

In addition, upon reasonable advance notice Seller shall make available during normal business hours at Seller's office for Buyer's review all studies, reports, maps, surveys, permits, licenses and other documents relating to the Property in Seller's possession, including, but not limited to, any environmental, health and safety documents relating to the Property ("EHS Documents") as described on the attached Exhibit D; provided, however, that Seller shall not make available for Seller's review pursuant to this Section 5.1 and the Due Diligence Deliveries shall not include (i) any confidential internal memorandum of Seller with respect to the value of the Property or other documents relating to Seller's or Neurocrine's finances or business (including, without limitation, balance sheets, internal financial reports, lease proposals and the operating agreement or partnership agreement of Seller), (ii) any appraisals of the Property, (iii) any offers or solicitations to purchase, sell or lease the Property, and (iv) any loan documents of Seller or any correspondence between Seller and Seller's members or lenders. The documents available for review by Buyer pursuant to this Section 5.1 are for Buyer's use in connection with Buyer's investigation of the Property and

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Buyer acknowledges that some of such documents were prepared by or at the direction of others and that, except as otherwise expressly provided in this Agreement, Seller is not making any representation or warranty of any kind with respect to such documents, including their accuracy, completeness or suitability for reliance thereon by Buyer.

                  5.2. Buyer's Investigations. Prior to expiration of the Feasibility Study Period, Buyer shall determine whether the physical, developmental, and economic status and feasibility of the Property is acceptable to Buyer. The matters subject to Buyer's approval under this Section include engineering studies, soils tests, environmental surveys, physical inspections, and market analyses as well as Buyer's evaluation of the condition of the Improvements and the operation and future prospects of the Property and such other matters as Buyer deems prudent, including by way of example and not limitation, the right to examine the books and records regarding the Property to be made available to Buyer in accordance with Section 5.1 above, the right to conduct the environmental/biological audit described in Exhibit D and such other environmental/biological studies and investigations regarding the condition of the Property as shall be reasonably approved by Seller, and the right to, subject to the conditions set forth below review and approve the zoning, land use and other governmental regulations, laws, permits and approvals that apply to the Property. Such inspections, tests and studies concerning the Property shall be performed at Buyer's sole cost and expense. In the event Buyer disapproves, in its sole and absolute discretion, any of its inspections, tests and studies concerning the Property, Buyer shall have the right to terminate this Agreement upon written notice to Seller at any time prior to the end of the Feasibility Study Period.

In order to facilitate Buyer's investigation and analysis under this Section, Seller grants Buyer (and Buyer's agents, employees, and independent contractors) the right, subject to the terms and conditions set forth below, to enter the Property, prior to the expiration of the Feasibility Study Period, to conduct such inspections, reviews, examinations, and tests on the Property as Buyer deems necessary or desirable to investigate the physical condition or economic status of the Property:

         (a)      Buyer shall not be in default of this Agreement;

         (b) Buyer shall provide Seller with at least one (1) business days' prior notice of any entry on the Property by Buyer for the purposes of performing any tests or investigations; provided that access to the building included in the Property shall be limited to normal business hours and shall be subject to Neurocrine's standard security requirements and access restrictions;

         (c) The persons or entities performing the inspections on behalf of Buyer shall be properly licensed and qualified and shall have obtained all appropriate permits for performing relevant tests on the Property and shall have delivered to Seller, prior to performing any tests on the Property or entering upon the Property, evidence of proper and adequate insurance reasonably satisfactory to Seller;

         (d) Seller shall have the right to approve of any proposed physical testing or drilling of the Property, which approval may be withheld by Seller in its reasonable discretion;

         (e) Seller shall have right to have one (1) or more representatives of Seller accompany Buyer and Buyer's representatives, agents, consultants or contractors while they are on the Property;

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         (f)      Any entry by Buyer or its representatives, agents, consultants or contractors shall not unreasonably interfere with Neurocrine's use of the Property;

         (g) Buyer, at Buyer's sole cost and expense, shall immediately restore the Property to its condition existing immediately prior to Buyer's inspections if, for any reason, the Property is not transferred by Seller to Buyer. Until restoration is complete, Buyer shall take all steps necessary to ensure that any conditions on the Property created by Buyer's inspections do not interfere with the normal operation of the Property, or create any dangerous, unhealthy, unsightly or noisy conditions on the Property. The restoration obligation contained in this Section 5.2(g) shall survive the termination of this Agreement;

         (h) Buyer shall indemnify and hold Seller harmless from and against any and all loss or liability resulting from the activities of Buyer, its employees, agents consultants or contractors upon the Property provided, however, that Buyer's indemnity hereunder shall not include any losses, cost, damage or expenses resulting from (a) the acts of Seller or Seller's employees, agents, contractors or invitees, or (b) the discovery of any pre-existing condition of the Property; and further provided that Buyer shall have no obligation to repair any damage caused by Seller's negligence or willful misconduct or to remediate, contain, abate or control any Hazardous Material or any defect that existed at the Property prior to Buyer's entry thereon. Buyer shall, at its sole cost and expense, promptly repair any damage caused by such inspections, tests and studies if, for any reason, the Property is not transferred by Seller to Buyer. The indemnity obligations contained in this
Section 5.2(h) shall survive Close of Escrow or any termination of this Agreement;

         (j) Buyer's inspections, and the results thereof, shall remain confidential pursuant to the terms of this Agreement.

         (k) Seller and Buyer each shall designate one (1) representative to act for them in scheduling and arranging visits to and inspections of the Property and in coordinating the delivery of and/or access to the due diligence materials pursuant to Section 5.1 above. Pursuant to this Section 5.2(k), Buyer hereby designates Jim Serbia as its representative and Seller hereby designates Eric Spoor as its representative. Each party shall have the right to change its respective representative by notice to the other party given in accordance with
Section 27.11 below.

                  5.3. Status of Title. If Buyer disapproves of any of the exceptions to title identified in the Preliminary Report (each a "Disapproved Title Exception") before the expiration of the Feasibility Study Period and evidences its disapproval by giving written notice of such disapproval to Escrow Holder and Seller within the Feasibility Study Period ("Title Disapproval Notice"), this contingency shall be deemed to have failed unless, within five
(5) business days after Seller's receipt of the Title Disapproval Notice, Seller provides Buyer with evidence satisfactory to Buyer, in Buyer's sole discretion, that each of the Disapproved Title Exceptions will be eliminated on or before the Closing Date. If Seller fails to timely provide such evidence, Buyer nevertheless has the right to waive its prior disapproval within fifteen (15) days after the date Buyer gave its written notice of such disapproval. Nevertheless, Seller shall use commercially reasonable efforts to eliminate each Disapproved Title Exception unless and until this Agreement is terminated. In the event Buyer does not timely deliver a Title Disapproval Notice, Buyer shall be deemed to have approved the exceptions to title identified in the Preliminary Report and to have irrevocably waived its right to rely on a Disapproved Title Exception as a basis for terminating this Agreement or

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otherwise limit its obligations hereunder. The Disapproved Title Exceptions shall not include non-delinquent real property taxes and assessments.

                  5.4. Representations and Warranties of Seller. The representations and warranties of Seller contained in Section 17 and elsewhere in this Agreement were true in all material respects when made, and are true in all material respects as of the Closing Date and Buyer shall have received a certificate signed by an authorized officer of Seller to that effect ("Seller's Date Down Certificate").

                  5.5. No Adverse Actions. As of the Closing Date, there may not then be pending or threatened, any litigation, administrative proceeding, investigation or other form of governmental enforcement, executive or legislative proceeding in any way related to, directed at or otherwise affecting the use, operation or occupancy of the Property which, if determined adversely, would (i) restrain the consummation of any of the transactions herein referred to, (ii) declare illegal, invalid, or non binding any of the covenants or obligations of the parties herein, (iii) have material and adverse effect on the operations of the Property, (iv) adversely and materially affect the value of the Property or (v) adversely and materially affect the ability of Buyer to continue to operate the Property in the manner heretofore operated by Seller.

                  5.6. Release from Contracts. Before the Closing Date, Seller shall have provided evidence reasonably satisfactory to Buyer that on the Closing Date: (a) Buyer will not be subject to any property management agreements or other service contracts applicable to the Property, except as approved in writing by Buyer; and (b) the Existing Lease shall be terminated. Such evidence reasonably required by Buyer may include a specific release by the parties to such agreements releasing Buyer and the Property from any and all claims.

                  5.7. Owner's Policy. Escrow Holder in its capacity as title insurer must be unconditionally committed to issue Buyer, in accordance with Section 11 of this Agreement, as of each of the Closing Date, an ALTA Extended Coverage Owner's Policy of Title Insurance, insuring Buyer in the amount of the Purchase Price that title to the Real Property and Improvements, is vested in Buyer on the Close of Escrow, subject only to those exceptions to title described in the Preliminary Report other than the Disapproved Title Exceptions, accompanied by appropriate endorsements regarding, and deletions of, the standard mechanic's lien and survey exceptions, and such additional affirmative coverage reasonably required by Buyer (the "Title Policy"). Buyer shall cooperate reasonably with Seller's and Escrow Holder's (in its capacity as title insurer) efforts to comply with this Section 5.7, including, without limitation, timely responding to reasonable inquiry from Seller or Escrow Holder and executing any documents necessary to issue the title policy as may be reasonably requested.

                  5.8. Lot Line Adjustment. Before the expiration of the Feasibility Study Period, Buyer shall have the right, at Buyer's sole cost and expense, to obtain all governmental approvals for and arrange for the recording of a lot line adjustment or other document transferring a portion of Lot 29 to the Real Property, as necessary to increase the square footage that can be developed on the Real Property as an administrative/laboratory building to at least 78,000 square feet (calculated in accordance with the Planned Industrial Development ("PID") regulations governing the Real Property) (the "Lot Line Adjustment"). Buyer shall have the right to terminate this Agreement upon written notice to Seller at any time prior to the end of the Feasibility Study Period if Buyer is unable

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to timely complete the Lot Line Adjustment, otherwise such contingency shall be deemed waived as of the expiration of the Feasibility Study Period.

                  5.9. Lease. Before the Closing Date, Buyer and Neurocrine shall each execute the Lease, which shall be a triple net lease for the Property in the form attached as Exhibit B to be effective as of the Closing Date, whereby Buyer shall lease to Seller the entire facility located at 10555 Science Center Drive, San Diego, CA.

                  5.10. Guaranty. Before the Closing Date, Seller shall cause Neurocrine, as guarantor, to execute and deliver to Buyer the Guaranty in the form attached hereto as Exhibit C.

                  5.11. Lot 29 Closing. Neurocrine shall have closed escrow and sold Lot 29 to Buyer, in accordance with the terms of a separate purchase agreement (the "Lot 29 Purchase Agreement") simultaneously with the Closing.

                  5.12. Approvals. Before the expiration of the Feasibility Study Period, this Agreement shall be approved by the Boards of Directors of Seller's managers and by the Pfizer Leadership Team of Buyer.

                  5.13. Cooperation. Buyer shall use reasonable and good faith efforts to cooperate with any reasonable request by Seller related to the fulfillment or performance necessary to satisfy Buyer's Conditions

                  5.14. Waivers. Any one or more of the foregoing Buyer's Conditions set forth in Sections 5.2 through 5.8 inclusive (but not 5.9 or 5.10), may be waived by Buyer on or before the Closing Date (unless another date is specified or, by the terms hereof, applicable), but no such waiver is effective unless specifically contained in a written instrument executed by Buyer and delivered to Seller and Escrow Holder. Except to the extent set forth to the contrary in the next sentence, no waiver of Buyer's Conditions set forth in the preceding sentence may be implied from any act or omission of Buyer nor may a waiver of any one item constitute a waiver of any other item.

         6.       Status

                  6.1. As-Is Purchase. Except for the warranties, representations and indemnifications of Seller expressly set forth in this Agreement, Seller hereby specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future, of, as to or concerning (i) the nature and condition of the Property, including, but not by way of limitation, the water, soil, geology, environmental conditions (including the presence or absence of any Hazardous Materials (defined in Section 18.13 below)), and the suitability thereof for any and all activities and uses which Buyer may elect to conduct thereon; (ii) the nature and extent of any right-of-way, possessory interest, lien, encumbrance, restrictions, reservation, covenant or condition affecting the Property; and (iii) the compliance of the Property or its operation with any laws, ordinances or regulations of any government or quasi-governmental body or private associate having jurisdiction over the Property. The sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, and except for the warranties and representations of Seller expressly set forth herein, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY

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OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF
CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY.

                  6.2. Release. Excluding any claim that Buyer may have against Seller as a result of any breach by Seller of any of Seller's representations or warranties set forth in this Agreement or pursuant to any indemnification by Seller set forth in this Agreement, effective as of Close of Escrow, Buyer, for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller and its officers, directors, shareholders, members, partners, agents, affiliates, successors and assigns (collectively, "Seller's Parties") from, and waives any right to proceed against Seller or Seller's Parties for, any and all costs, expenses, claims, liabilities and demands (including attorneys' fees and costs) at law or in equity, whether known or unknown, arising out of the physical, environmental, economic, legal or other condition of the Property, including any claims for contribution pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Hazardous Material Laws (as defined in Section
18.13 below) which Buyer has or may have in the future. Without limiting the foregoing, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code which provide:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

By initialing below in this Section 6.2, Buyer hereby specifically acknowledges that Buyer has carefully reviewed this Section 6.2, and discussed its import with legal counsel, is fully aware of its consequences, and that the provisions of this Section 6.2 are a material part of this Agreement:

                  BUYER'S INITIALS
                        JLL
                  ________________

         7. Conditions Precedent to Obligations of Seller. Seller's obligations under this Agreement are subject to Seller's written notification to Buyer and Escrow Holder that the following conditions precedent (collectively, "Seller's Conditions") have been satisfied, approved, or waived by Seller, determined in Seller's sole discretion, on or before the Closing Date.

                  7.1.     Lease. Buyer shall have executed the Lease.

                  7.2. Approvals. Before the expiration of the Feasibility Study Period, this Agreement shall be approved by the Boards of Directors of Seller's managers and by the Pfizer Leadership Team of Buyer.

                  7.3. No Proceedings. No suit, action or other proceeding (instituted by any party other than Seller) shall be pending which seeks, nor shall there exist any judgment the effect of which is, to restrain the purchase of the Property by Buyer;

                  7.4. Buyer's Representations True and Correct. Buyer's representations and warranties set forth herein shall be true and correct in all material respects when made, and are

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true in all material respects as of the Closing Date, and Seller shall have received a certificate signed by an authorized representative of Buyer to that effect ("Buyer's Date Down Certificate");

                  7.5. Performance of Covenants. Buyer shall have performed all of Buyer's covenants and agreements contained in this Agreement that are required to be performed by Buyer prior to or on Close of Escrow;

                  7.6. Replacement Property. Before the Closing Date, Seller shall have closed escrow and purchased certain real property located in the Del Mar Heights Corporate Center acceptable to Seller in Seller's sole and absolute discretion (the "Replacement Property"). Such closing shall be made by Seller, if at all, in Seller's sole and absolute discretion and is currently anticipated to occur on or before June 30, 2003; and

                  7.7. Lot 29 Closing. Buyer shall have closed escrow and purchased Lot 29 from Neurocrine, in accordance with the terms of the Lot 29 Purchase Agreement, simultaneously with the Closing.

                  7.8. Waivers. Any one or more of the foregoing Seller's Conditions set forth in Sections 7.1 through 7.7 may be waived by Seller on or before the Closing Date (unless another date is specified), but no such waiver is effective unless specifically contained in a written instrument executed by Seller and delivered to Buyer and Escrow Holder. No waiver of Seller's Conditions set forth in the preceding sentence may be implied from any act or omission of Seller nor may a waiver of any one item constitute a waiver of any other item.

         8. Buyer's Deliveries. Buyer shall deliver to Escrow Holder, on or before each of the Closing Date, for disbursement, delivery or recordation, as provided in this Agreement, the following funds, instruments, and documents (validly executed where applicable), the delivery of which is material to the consummation of the subject transaction:

                  8.1. Cash or Cash Equivalent. Cash or other immediately available funds in the amount required of Buyer under this Agreement at least two (2) business days preceding the Closing Date, including, without limitation, sufficient funds to meet Buyer's obligations under Section 1 above, and Sections 10 and 11 below.

                  8.2. Bill of Sale. Buyer's signed acknowledgment of the Bill of Sale (as defined below).

                  8.3. Buyer's Date Down Certificate. The Buyer's Date Down Certificate in accordance with Section 7.4 above.

                  8.4. Lease. Buyer shall deliver to Escrow its executed counterpart of the Lease on or before the Closing Date.

                  8.5. Other Documents. Any documents reasonably required of Buyer by Title Company or Escrow Holder in order to consummate the subject transaction.

         9. Seller's Deliveries. Seller shall execute and deliver to Escrow Holder on or before the Closing Date, as applicable, for disbursement, delivery or recordation, as provided in this

Agreement, the following instruments and documents, the delivery of which is material to the consummation of the subject transaction:

                  9.1. Deed. A grant deed duly executed and acknowledged by Seller, conveying good and marketable title to the Real Property and Improvements in the form of Exhibit E attached hereto and incorporated herein (the "Deed").

                  9.2. Bill of Sale. A bill of sale, substantially in the form of attached Exhibit F conveying all of the Personal Property and Intangible Property to Buyer (the "Bill of Sale").

                  9.3. Seller's Date Down Certificate. The Seller's Date Down Certificate (as defined in Section 5.4 above).

                  9.4. Evidence of Authorization. Evidence in form and substance reasonably satisfactory to Buyer and its legal counsel that Seller is authorized to enter into and consummate the transactions contemplated by this Agreement.

                  9.5. FIRPTA Affidavit. A FIRPTA affidavit from Seller, in the form of attached Exhibit G, duly executed and acknowledged by Seller, certifying under penalty of perjury (a) Seller's United States taxpayer identification number and (b) that Seller is not a foreign person, in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended (the Foreign Investment in Real Property Tax Act). If Seller shall fail to deposit into Escrow the Non-Foreign Person Certificate as required by this Agreement, Buyer may at its option either (i) delay Close of Escrow until such time as Seller has complied with the conditions set forth herein, and such adjournment shall not place Buyer in default of its obligations hereunder, or (ii) withhold from the purchase price and remit to the Internal Revenue Service, a sum equal to ten percent (10%) of the gross selling price of the Property or such other sum as shall be required in accordance with the withholding obligations imposed upon Buyer pursuant to Section 1445 of the Code. Such withholding shall not place Buyer in default under this Agreement, and Seller shall not be entitled to claim that such withholding shall excuse Seller's performance under this Agreement.

                  9.6. Lease. Seller shall deliver to Escrow its executed counterpart of the Lease on or before the Closing Date.

                  9.7. Termination of Existing Lease. Seller shall deliver to Escrow an original agreement terminating the Existing Lease, executed by Seller and Neurocrine, on or before the Closing Date.

                  9.8. Assignment, etc. All assignments, and other documents and instruments, as reasonably requested by Buyer, that may be necessary in order for Seller to comply with its obligations under this Agreement and to effectuate the transactions contemplated by this Agreement, in each case duly executed by Seller, conveying to Buyer all portions and aspects of the Property.

                  9.9. Other Documents. All other documents reasonably required of Seller by Title Company or Escrow Holder in order to consummate the subject transaction.

                  10. Closing Escrows. On the Closing Date, and provided Escrow Holder has received all the documents, instruments and funds required to be delivered by Buyer and Seller in accordance with Sections 8 and 9, above, and provided Title Company is prepared to issue the Title Policy on the Close of Escrow and that all other conditions to the Close of Escrow have been satisfied (or waived by the party to this Agreement who benefits from such condition), and provided Escrow Holder is prepared to perform all of the following, Escrow Holder shall promptly perform all of the following:

                  10.1. Recording. Cause the Deed and any other documents which Buyer and Seller may mutually direct, to be recorded with the Official Records of San Diego County, California.

                  10.2. Seller's Deliveries. Disburse to Buyer all of the other deliveries of Seller made pursuant to Section 9, above.

                  10.3. Buyer's Deliveries. Disburse to Seller all of the deliveries of Buyer made pursuant to Section 8, above.

                  10.4. Costs and Prorations. Pay the costs and apply the prorations in accordance with Sections 11 and 12, below.

                  10.5. Issuance of Owner's Policy. Cause the Title Policy to be issued and delivered to Buyer.

                  10.6. Disbursement of Purchase Price. Disburse to Seller, or in accordance with Seller's instructions (after making appropriate adjustments for costs and prorations as provided in this Agreement), all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price.

         11. Costs. Buyer and Seller shall pay costs and expenses associated with the transaction contemplated by this Agreement as follows: (a) Buyer and Seller shall each pay one half of Escrow Holder's fee, (b) Seller shall pay applicable county transfer and stamp taxes, surtaxes and fees payable in connection with the recordation of the Deed, (c) Buyer and Seller shall each pay one-half of city transfer and stamp taxes, surtaxes and fees payable in connection with the recordation of the Deed (d) Seller shall pay the cost of the Title Policy and (e) Buyer and Seller shall each pay one-half of Escrow Holder's reasonable and customary charges for document drafting, recording and miscellaneous charges. Buyer and Seller shall pay their own legal fees and costs in connection with this Agreement and the transaction contemplated by this Agreement.

         12. Prorations. The following shall be prorated between Buyer and Seller, as of the Close of Escrow, on the basis of the actual number of days during the month in which the Close of Escrow occurs: (a) general and special county and city real property taxes and special assessments ("Taxes"); (b) utilities; and (c) any service agreements transferred to Buyer at the Close of Escrow. The amount of any utility deposit, or any other deposit transferred to Buyer pursuant hereto, shall be credited to Seller and debited to Buyer. Proration of Taxes must be based on the most recent official tax bills or notice of valuation available to the general public for the fiscal year in which the Close of Escrow (such obligation to survive the Close of Escrow) occurs, and to the extent the tax bills do not accurately reflect the actual Taxes assessed against the Property (or any portion of the Property), then Buyer and Seller shall adjust such actual Taxes between Buyer and Seller, outside of Escrow, as soon as reasonably possible following the Close of Escrow. In the event that after the Closing, there shall be a retroactive increase in any Taxes imposed on the owner of the
Property: (i) if such increase shall relate to the tax year in which the Close of Escrow occurred, such increase shall be prorated by Seller and Buyer on a per diem basis based on their respective periods of ownership during the period such increase is effective, (ii) if such increase shall relate to any tax year subsequent to the tax year during which the Close of Escrow occurred, such increase shall be the obligation of Buyer, and (iii) if such increase shall relate to any tax year prior to the tax year during which the Close of Escrow occurred, such increase shall be the obligation of Seller. In addition to the foregoing apportionments, Seller shall receive all other income accrued prior to the a Close of Escrow and shall pay all other expenses accrued or incurred in the operation of the Property prior to the Close of Escrow and Buyer shall receive all other income accruing on or after the Close of Escrow and shall pay all other expenses incurred or accrued in the operation of the Property on or after the Close of Escrow. If and to the extent Escrow Holder requires any information or instructions from Buyer and Seller in order to perform such prorations, Buyer and Seller shall furnish Escrow Holder with further mutual instructions. Escrow Holder shall not be concerned with any prorations that are to be made after the Close of Escrow pursuant to this Agreement.

         13. Failure of Escrow to Close. In the event Escrow fails to close by reason of the failure of any of Buyer's Conditions to be timely satisfied with respect to the Property, or by reason of any default by Seller under this Agreement, Buyer shall be entitled to the immediate return of the Deposit plus interest accrued thereon, less one half of Escrow Holder's and Title Company's cancellation costs. In the event Seller fails to return to Buyer any funds previously delivered to Seller which Buyer is entitled to receive under the provisions of this Section or fails to deliver written instructions to Escrow Holder to release any such funds held by Escrow Holder within five (5) business days of written demand therefor, Buyer shall be entitled to collect from Seller, in addition to such amounts, interest on such amounts at the rate of 10 percent per annum from the date of written demand until the date such amounts are actually paid.

         14. Additional Covenants.

                  14.1. Required Entitlements. Seller shall use reasonable efforts to assist Buyer, at Buyer's expense, in the preparation and processing of all documentation reasonably required in connection with obtaining the Buyer's Preferred Entitlements.

                  14.2. Parking Plan. The parties shall use best efforts to promptly agree during the Feasibility Study Period to a parking plan to provide for Neurocrine's use of: (a) at least 18 parking spaces on Lot 29 for Neurocrine's employees and visitors during the period between the closing date for Lot 29, pursuant to the Lot 29 Purchase Agreement, and the date when Buyer's construction activities on Lot 29 prevent such parking on Lot 29 (the "Disruption Date"), (b) at least 43 parking spaces (in addition to existing spaces on the Real Property) for Neurocrine's employees and visitors during the period between the Disruption Date and the expiration or earlier termination of the Lease, and (c) an increase in the number of spaces provided in (a) and (b) above equal to any decrease in the permitted number of parking spaces on the Real Property resulting from the Lot Line Adjustment. The parking plan shall also provide that in the event that Buyer's construction activities on Lot 29 result in excessive mud and dirt accumulation on vehicles owned by Neurocrine's employees, Buyer will arrange for distribution of free car wash coupons to such employees. Buyer's obligations under this Section 14.2 shall survive the Close of Escrow.

                  14.3. Short Form Purchase and Sale Agreement. As soon as practicable following the Effective Date, the parties shall each execute and acknowledge and deliver to Escrow Holder for recordation in the Office of the San Diego County Recorder, a short form memorandum of this Agreement, the form and content of which shall be reasonably satisfactory to Buyer and Seller.

                  14.4. Seller's Continuing Disclosure. Until the Lot 30 Closing shall have occurred, Seller shall promptly disclose to Buyer Seller's actual knowledge of any adverse or potentially adverse occurrence with respect to the Property, including without limitation any such occurrence which would be inconsistent with any of Seller's representations and warranties in Section 17, and shall amend in writing the EHS Schedule, if applicable. Seller's "actual knowledge" shall mean the actual knowledge, following due inquiry, of the following officers of Seller's manager and their successors, Gary Lyons, Paul Hawran, Eric Spoor and Kevin Gorman, whom Seller represents are the most likely persons within Seller's manager's organization to receive notice relating to the condition of the Property.

                  14.5. Confidentiality. Buyer shall keep all information and reports obtained from Seller or relating to the Property or the proposed transaction confidential and shall not disclose any such confidential information to any third party (other than Buyer's agents, employees or advisors) without obtaining Seller's prior written consent. Seller shall keep all information relating to the proposed transaction confidential and shall not disclose any such confidential information to any third party (other than Seller's agents, employees or advisors) without obtaining Buyer's prior written consent.

                  14.6. Exclusivity. During the term of this Agreement, Seller will deal exclusively and only with Buyer with regard to the sale of the Property. Seller will not provide due diligence materials to any other party, nor will it solicit any other offers for the purchase of the Property or otherwise entertain, discuss or negotiate as to any unsolicited offer or other expression of interest during the term of this Agreement.

         15. Remedies.

                  15.1. Buyer's Remedies for Seller's Default. If Seller breaches this Agreement, then Buyer may, at Buyer's election, (a) terminate this Agreement and Buyer's obligations under this Agreement, in which event Escrow Holder shall (without Escrow Holder's requiring any further instruction from Seller) return to Buyer the Deposit (and any interest accrued on the Deposit) pursuant to Section 12 above, and Buyer may pursue any legal or equitable remedy available to Buyer, including without limitation a claim for damages which shall include all costs incurred by Buyer in connection with its due diligence investigation of the Property and costs incurred in connection with applying for or obtaining financing for the acquisition or development of the Property, and/or (b) enforce specific performance of the provisions of this Agreement.

                  15.2. SELLER'S REMEDIES FOR BUYER'S DEFAULT. IN THE ABSENCE OF A DEFAULT BY SELLER AND SO LONG AS ALL OF BUYER'S CONDITIONS HAVE BEEN TIMELY SATISFIED, IF BUYER BREACHES THIS AGREEMENT, THEN SELLER SHALL BE ENTITLED TO RECEIVE, AS LIQUIDATED DAMAGES AND AS ITS SOLE REMEDY, THAT PORTION OF THE DEPOSIT THEN REMAINING IN ESCROW (TO THE EXTENT SUCH FUNDS HAVE BEEN DEPOSITED INTO

ESCROW AND HAVE BECOME NON REFUNDABLE TO BUYER PURSUANT TO THE PROVISIONS OF THIS AGREEMENT). BUYER SHALL HAVE NO OTHER LIABILITY TO SELLER UNDER THIS AGREEMENT FOR DAMAGES, SPECIFIC PERFORMANCE OR OTHERWISE PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER'S RIGHT TO OBTAIN REIMBURSEMENT FOR ATTORNEYS' FEES AND COSTS, AFFECT BUYER'S RESTORATION OBLIGATIONS, OR WAIVE OR AFFECT BUYER'S INDEMNITY OBLIGATIONS AND SELLER'S RIGHTS TO THOSE INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. SELLER HEREBY WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE
SECTION 3389. BUYER AND SELLER ACKNOWLEDGE AND RECITE THAT SUCH SUM IS REASONABLE CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING THE RELATIONSHIP OF SUCH SUM TO THE RANGE OF HARM TO SELLER THAT COULD BE ANTICIPATED AND THE ANTICIPATION THAT PROOF OF CAUSATION, FORESEEABILITY, AND ACTUAL DAMAGES WOULD BE COSTLY OR INCONVENIENT. BUYER AND SELLER ACKNOWLEDGE THAT IT WOULD BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGE THAT SELLER WOULD INCUR IF BUYER BREACHES THIS AGREEMENT. BUYER AND SELLER ACKNOWLEDGE AND RECITE THAT THEY POSSESS APPROXIMATELY EQUAL BARGAINING STRENGTH AND SOPHISTICATION. IN PLACING THEIR INITIALS BELOW, BUYER AND SELLER SPECIFICALLY CONFIRM THE ACCURACY OF SUCH FACTS AND THE FACT THAT EACH OF BUYER AND SELLER WAS REPRESENTED BY LEGAL COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS PARAGRAPH AT THE TIME THIS AGREEMENT WAS MADE.

            SELLER'S INITIALS                BUYER'S INITIALS
                  PWH                              JLL
            _________________                ________________

         16. Possession; Documents. Except as otherwise provided in the Lease, Possession of the Property and any keys thereto shall be delivered by Seller to Buyer on the Close of Escrow. At the Close of Escrow, Seller shall deliver to Buyer as a part of the purchase of the Property, originals of all documents which relate to the Property (other than those which relate to Neurocrine's business operations at the Property) and will remain in effect following the Close of Escrow.

         17. Survival. Except as expressly provided to the contrary elsewhere in this Agreement, the covenants, conditions, representations and warranties of this Agreement shall survive the Closing Date and the recordation and delivery of the Deed until 18 months after Neurocrine vacates the Property in accordance with the Lease.

         18. Seller's Representations and Warranties. The truth and accuracy of the following shall constitute a condition to the Close of Escrow and Seller represents and warrants that the following are complete and accurate as of the Effective Date and, shall, except to the extent set forth to the contrary below or in writing to Buyer prior to the Close of Escrow, be complete and accurate as of the Closing Date.

                  18.1. Legal Power, Right, Authority and Enforceability. Seller has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. All requisite action (corporate, partnership, trust or otherwise) has been taken by Seller in connection with entering into this Agreement and the consummation of the transactions contemplated by this Agreement. The individual executing this Agreement on behalf of Seller has the legal power, right, and actual authority to bind Seller to the terms and conditions of this Agreement. This Agreement and all documents required by this Agreement to be executed by Seller shall be valid, legally binding obligations of and enforceable against Seller in accordance with their terms.

                  18.2. No Conflict or Breach. Neither the execution and delivery of this Agreement, nor the incurrence of the obligations set forth in this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement will conflict with or result in a breach of any of the provisions of, or constitute a default under, any bond, note or other evidence of indebtedness, contract, indenture, mortgage, deed of trust, loan, agreement, lease or other agreement or instrument to which Seller is a party or by which Seller is bound.

                  18.3. FIRPTA. Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the Foreign Investment in Real Property Tax Act).

                  18.4. Litigation. To the best of Seller's knowledge, there are no actions, suits, claims, legal proceedings or any other proceedings affecting the Property or any portion of the Property, at law or in equity, before any court or governmental agency, domestic or foreign.

                  18.5. Violation of Laws. Seller has not received any notices of violation of any federal, state, county or municipal or other governmental agency law, ordinance, regulation, order, rule or requirement relating to the Property, or any portion of the Property, the violation of which could be reasonably anticipated by Seller to have a material adverse effect on the Property, and Seller has no reason to believe that any such notice may or will be, issued, entered or received.

                  18.6. Eminent Domain. There is no pending or, to the best of Seller's knowledge, threatened proceeding in eminent domain or otherwise, which would affect the Property, or any portion of the Property, nor does Seller know of the existence of any facts which might give rise to any such action or proceeding.

                  18.7. Governmental Changes. Seller has no actual knowledge of any plan, study or effort of any governmental authority or agency which could be reasonably anticipated by Seller to have a material adverse effect on the use of the Property, or any material portion of the Property, for its intended uses.

                  18.8. Street Changes. Seller has not received written notice of any existing, proposed or contemplated plan to widen, modify or realign any street or highway contiguous to the Property, or any portion of the Property.

                  18.9. Delinquent Assessments. To the best of Seller's knowledge, there is no delinquent special assessment relating to the Property, except as shown in the Preliminary Title Report.

                  18.10. Public Improvements. Seller has received no notice of any intended public improvements which will result in any charge being levied or assessed against, or in the creation of any lien upon, the Property, or any portion of the Property, except as shown in the Preliminary Title Report.

                  18.11. Title Matters. To Seller's actual knowledge, there are no liens (including without limitation mechanics' liens) or encumbrances on, or claims to, or covenants, conditions, restrictions, easements, encroachments, rights, rights of way or other matters affecting the Property, except for those items described in the Title Policy.

                  18.12. Hazardous Matters. Except as may be disclosed to Buyer in writing on a Schedule of Environmental and Hazardous Waste Exceptions (the "EHS Schedule") to be delivered to Buyer by Seller no later than 30 days after opening of Escrow and updated in accordance with Section 13.6, and except for the conditions acknowledged by Buyer in Section 20.5 below, Seller does not know of the existence of any hazardous wastes, toxic substances or other pollutants or, contaminants on, in or under the Property in such quantity which could be reasonably anticipated by Seller to (1) be detrimental to human health or the environment, (2) be in violation of any governmental laws or regulations, or (3) have a material adverse effect on the value of the Property or Buyer's intended use of the Property.

                  18.13. Hazardous Materials. Except as may be disclosed on the EHS Schedule:

                           18.13.1. Seller has no actual notice that the
Property is identified on (1) the current or proposed National Priorities List under 40 C.F.R. Section 300, (2) the current or proposed Comprehensive Environmental Response and Liability Information System ("CERCLIS") List, or (3) a list arising from a state or local statue similar to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.A.
Section 96.01 et seq. ("CERCLA").

                           18.13.2. Except for small quantities of materials
customarily used in connection with the operation or maintenance of the Property and Neurocrine's business operations therein, Seller has not used nor is Seller using the Property for the use, production, manufacturing, processing, generation, storage, disposal, management, shipping or transportation of the following materials (collectively, the "Hazardous Materials"): (i) solid or hazardous wastes, as defined in the U.S. Resource Conservation and Recovery Act, or in any applicable federal, state or local law or regulation; (ii) hazardous substances, pollutants, or contaminants as defined in CERCLA, or in any applicable federal, state or local law or regulation; (iii) toxic substances, as defined in the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq., or in any applicable state or local law or regulation; (iv) insecticides, fungicides or rodenticides, as defined in the Federal Insecticide, Fungicide or Rodenticide Act, 7 U.S.C. Section 135 et seq., or in any applicable state or local law or regulation; (v) radioactive materials, biohazardous wastes, or infectious agents, each as defined in the California Health and Safety Code, or in any applicable federal, state or local law or regulation; or (vi) crude oils, petroleum or products or fractions thereof.

                           18.13.3. There has been no release (as defined in
CERCLA, or in any other applicable federal, state or local law or regulation relating to Hazardous Materials Laws (as defined in Section 19 below)) of Hazardous Materials by Seller or, to Seller's actual knowledge, by any other person at, on, in, under or in any way affecting the Property.

                           18.13.4. Seller has not received any notice of any
violation affecting the Property under any Hazardous Materials Laws.

                  18.14. Permits and Licenses. All permits and licenses necessary for construction of the Improvements were obtained prior to their construction and construction of the Improvements was done in material compliance with all federal, state, county, municipal or other governmental agency laws, ordinances, regulations, orders, rules and requirements, or any agreement, document or instrument to which the Property is bound.

                  18.15. Certificate of Occupancy. All required operating permits and certificates of occupancy for the Property have been obtained by Seller and are in full force and effect.

                  18.16. Building Systems. To the best of Seller's knowledge, there are no defects or deficiencies in the heating, air conditioning, plumbing, or other mechanical or electrical apparatus or appliances on or of the Property.

                  18.17. Leaks and Defects. To the best of Seller's knowledge, there are no leaks in the roof, exterior walls or structural components of, or other defects (latent or patent) in, the Improvements.

                  18.18. Access. There is reasonable access to and from the Property.

                  18.19. Life Safety Appendix to Building Code. The Property has been inspected in accordance with the Life Safety Appendix to the Building Code and such life safety inspection determined that no deficiencies existed in, on or under the Property.

                  18.20. Representations Generally. Except to the extent disclosed in writing to Buyer, no representation, warranty or statement of Seller in this Agreement or made by Seller in any document furnished or to be furnished to Buyer pursuant to this Agreement contains or will contain any untrue statement of a material fact. All such representations, warranties and statements of Seller are based upon correct, accurate and complete information as of the time furnished to Buyer, and there has been no material adverse change in such information subsequent to such time. If Seller obtains actual knowledge of a material adverse change in such information prior to the Close of Escrow, Seller shall immediately notify Buyer of such change. As used in this Agreement, "Seller's actual knowledge" has the meaning set forth in Section 14.6. Except for those representations and warranties expressly set forth in this Agreement, the parties understand and acknowledge that no person acting on behalf of Seller is authorized to make, and by execution hereof Buyer acknowledges that no person has made, any representation or warranty regarding the Property, or the transaction contemplated herein, or regarding the zoning, construction, physical condition or other status of the Property. No representation, warranty, agreement, statement, guaranty or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement shall be valid or binding on Seller.

         19. Indemnification.

                  19.1. Seller's Indemnification. Without in any way affecting Buyer's rights against Seller with respect to any breach or misrepresentation by Seller set forth in Section 18 or elsewhere in this Agreement, Seller hereby agrees, except to the extent caused or contributed to by the Buyer Indemnified Parties (as defined below), at its sole cost and expense, to indemnify, defend and hold Buyer, its subsidiary and affiliated companies and the officers, directors, employees, agents, successors, and assigns of each of them (the "Buyer Indemnified Parties") harmless for, from and against any claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement and damages of whatever kind or nature (including without limitation, reasonable attorneys' fees, court costs and other costs of defense) (collectively "Losses") arising with respect to the Property prior to the Closing Date, under any Hazardous Material Law (as defined below), and any other losses, which may be incurred by or asserted against the Buyer Indemnified Parties directly or indirectly resulting from the presence of any Hazardous Materials on the Property (except to the extent caused by any Buyer Indemnified Parties), including, without limitation (a) all foreseeable consequential damages; (b) the costs of any remediation of the Property, and the preparation and implementation of any closures, remedial or other required plans; and (c) all reasonable costs and expenses incurred by each of the Buyer Indemnified Parties in connection with (a) and (b), including reasonable attorneys' fees and court costs. Notwithstanding the presence of Hazardous Materials on the Property giving rise to Buyer's rights under this Section 19.1, Seller's remediation obligations hereunder shall be limited to those necessary for the Property to be in compliance with applicable Hazardous Materials Laws, and notwithstanding anything to the contrary herein, Seller shall have no obligation under this Agreement, or at law, for any conditions disclosed in
Section 20.5 below. The liability of Seller under this Indemnification shall survive close of Escrow indefinitely, and shall not be subject to the time limitations on survival set forth in Section 17 above.

For purposes of this Section, the term "Hazardous Material Laws" together means and includes any present and future federal, state and local law, statute, ordinance, rule, regulation and the like, as well as common law relating to the environment and environmental conditions and/or the protection of human health or relating to liability for or costs of Remediation or prevention of Releases, including without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 11001, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq., the Clean Air Act, 42 U.S.C. Sections 741, et seq., the Clean Water Act, 33 U.S.C. Section 7401, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2629, the Safe Drinking Water Act, 42 U.S.C.Sections 300f-300j, the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801, et seq., the California Health and Safety Code, the California Water Code Sections 13000, et seq.; and the California Civil Code Section 3479, et seq., and all other federal, state or local statutes and ordinances and the regulations, orders, decrees now or hereafter promulgated thereunder that regulate or impose liability in connection with the use, distribution, storage, handling or release of Hazardous Substances, with respect to the specific property at issue. "Hazardous Material Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, conditioning transfer of Property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property; requiring notification or disclosure of releases or other environmental condition of the Property to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements relating to Hazardous Materials in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Hazardous Materials; and relating to wrongful death, personal injury, or property or other damage in connection with the physical condition or use of the Property by reason of the presence of Hazardous Materials in, on, under or above the Property.

                  19.2. Buyer's Indemnification. Without in any way affecting Seller's rights against Buyer with respect to any breach or misrepresentation by Seller set forth in Section 20 or elsewhere in this Agreement, Buyer hereby agrees, except to the extent caused or contributed to by the Seller Indemnified Parties (as defined below), at its sole cost and expense, to indemnify, defend and hold Seller, its members and affiliated companies, and the officers, directors, employees, agents, successors, and assigns of each of them (the "Seller Indemnified Parties") harmless for, from and against any Losses arising with respect to the Property after Neurocrine vacates the Property in accordance with the Lease, under any Hazardous Material Law (as defined below), and any other losses, which may be incurred by or asserted against the Seller Indemnified Parties directly or indirectly resulting from the violation of any Hazardous Material Law by Buyer or any person under Buyer's control (which shall not be deemed to include any of the Seller Indemnified Parties), including, without limitation (a) all foreseeable consequential damages; (b) the costs of any remediation of the Property, and the preparation and implementation of any closures, remedial or other required plans; and (c) all reasonable costs and expenses incurred by each of the Seller Indemnified Parties in connection with
(a) and (b), including reasonable attorneys' fees and court costs. The liability of Seller under this Indemnification shall survive close of Escrow indefinitely, and shall not be subject to the time limitations on survival set forth in
Section 17 above.

         20. Buyer's Representations and Warranties. The truth and accuracy of the following shall constitute a condition to the Close of Escrow and Buyer represents and warrants that the following are complete and accurate as of the date of this Agreement, shall be complete and accurate as of the Close of Escrow, and shall survive the Close of Escrow.

                  20.1. Legal Power, Right and Authority. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Delaware and is qualified to do business in California. Buyer has the legal power, right and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

                  20.2. Action. All requisite actions have been taken by the Pfizer Leadership Team (under a delegation of authority from the board of directors) of Buyer in connection with obtaining due authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.

                  20.3. Individual(s) Executing. The individual(s) executing this Agreement on behalf of Buyer is/are duly authorized to do so by the Pfizer Leadership Team (under a delegation of authority from the board of directors) and has/have the legal power, right, and actual authority to bind Buyer to the terms and conditions of this Agreement. This Agreement constitutes the binding obligation of Buyer and is enforceable against Buyer in accordance with all of its terms.

                  20.4. No Conflict or Breach. Neither the execution and delivery of this Agreement, nor the incurrence of the obligations set forth in this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the terms of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any bond, note or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, agreement, lease or other agreement or instrument to which Buyer is a party or by which the Property or any of Buyer's properties may be bound.

                  20.5. Buyer's Investigation. Buyer has (or will have) examined, inspected and conducted its own independent investigation of all matters with respect to the physical and environmental condition of the Property, taxes, bonds, permissible uses, zoning, covenants, conditions and restrictions and Buyer's intended use of the Property and all other matters which in Buyer's judgment bear upon the value and suitability of the Property for Buyer's purposes. Buyer acknowledges that, except for the detailed representations, warranties and indemnifications provided herein, Seller has not made any representation of any kind in connection with soils, environmental or physical conditions on, or bearing on, the use of the Property, and Buyer is relying solely on Buyer's own inspection and examination of such items and not on any representation of Seller. Buyer understands and acknowledges that: (a) property located within one thousand feet (1000') of the Property is currently being used for commercial engineering and manufacturing in the field of nuclear power, including the use, operation and/or production of high-temperature gas-cooled nuclear reactors, radioisotope and radiopharmaceutical substances, fusion, and research and development activities related thereto; (b) at one time, the Property was part of the real property covered by Special Nuclear Materials License No. SNM-696 issued by the U.S. Nuclear Regulatory Commission ("NRC") and License No. 0145-80 issued by the California Department of Health Services, Radiological Health Branch ("CDHS"); in 1988, upon request of General Atomics, the license-holder, the NRC released approximately 277 acres, including the Property from License No. SNM-696 for unrestricted use, after an investigation and evalutation of the released property (which release is evidenced by notice from the NRC dated June 22, 1988, and the subsequent amendment to the license; (c) to Seller's knowledge, remedial clean-up action on the Property was required by the NRC or CDHS prior to release of the Property, but Seller does not have the requisite information to determine the exact nature or condition of the Property or the effects such uses have had on the physical condition of the Property.

                  20.6. Facilities Benefit Association. Notwithstanding the representations and warranties of Seller, Buyer acknowledges that the City of San Diego ("City") has caused to be filed in the Official Records, documents setting forth boundaries for a Facilities Benefit Association entitled the North University City Facilities Financing Plan and Facilities Benefit Assessment, as revised from time to time ("FBA"), which includes the Property. Buyer acknowledges that, under the terms and provisions of the FBA, the City is empowered to assess certain fees against the Property at the time an application for a building permit is made, and Buyer covenants and warrants that Buyer shall pay all FBA and other fees assessed against the Property with respect to any additional development or redevelopment of the Property after the Closing Date, including, without limitation, administration, application and processing fees school fees, real property taxes and other exactions imposed on the Property in connection with such additional development or redevelopment. Buyer acknowledges that Seller is under no obligation to secure any additional allocation or reallocation of development rights applicable to the Property.

                  20.7. No Assignment. Buyer has not made (i) a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Buyer's creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Buyer's assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer's assets; (v) admitted in writing its inability to pay its debts as they become due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

         21. Operation of Property; New Leases and Service Agreements; Pre-Closing Investigation. At all times during the term of the Escrow, Seller shall operate and maintain the Property in the ordinary course of its business, and otherwise in a commercially reasonable manner and in conformity with Seller's current and previous practices. Until the Close of Escrow or termination of this Agreement (1) Seller shall not enter into any new service agreements with respect to the Property or any portion of the Property which shall continue beyond the Close of Escrow, including without limitation, property management agreements, without the prior written consent of Buyer and
(2) Seller shall not directly or indirectly, solicit, accept or extend offers or otherwise market the Property, nor allow others access to the Property except in the normal course of business and not in connection with any other prospective sale, lease, or other transfer of the Property without the prior consent of Buyer, which consent Buyer shall not unreasonably withhold, condition or delay. Prior to Closing, Seller will cause the Property to be operated in a manner designed to ensure that its condition will not deteriorate, ordinary wear and tear, casualty and condemnation excepted. During the Feasibility Study Period, Buyer and Seller shall develop a list of criteria (the "Baseline Criteria") for determining whether the Property is in the same condition at Closing as it was at the conclusion of the Feasibility Study Period, ordinary wear and tear, casualty and condemnation excepted. Commencing on January 1, 2004, Neurocrine shall agree to afford to Buyer access to the Property for the purpose of conducting investigations, similar to the investigations conducted pursuant to
Section 5.2, to determine whether the Baseline Criteria continue to be met. Neurocrine shall be entitled to accompany Buyer and its representatives in performing such investigations, which shall not interfere with Neurocrine's use of the Property. Any deficiencies in meeting the Baseline Criteria discovered during such investigations or discovered as a result thereof shall be remedied or repaired by Seller or Neurocrine, at Seller's or Neurocrine's expense in accordance with the covenants, terms and conditions of the Lease, prior to the expiration or earlier termination of the Lease.

         22. Condemnation. If, prior to the Close of Escrow, any material portion of the Property is taken by eminent domain (or is the subject of a pending or contemplated taking which has not been consummated), then (1) Seller, if Seller has actual knowledge thereof, shall notify Buyer of such fact, and (2) Buyer shall have the option to terminate this Agreement with respect to the Property if such taking occurs prior to the Closing Date which termination shall be effective upon notice to Seller given no later than fifteen (15) days after receipt of Seller's notice. If this Agreement is so terminated, then (i) Seller shall pay all costs of Escrow Holder associated with the cancellation of the Escrow pursuant to this Section, (ii) neither Buyer nor Seller shall have any further rights or obligations under this Agreement (except to the extent set forth in the preceding sentence or indemnities under this Agreement with respect to events occurring prior to such termination, which indemnities shall survive any such termination), and (iii) Escrow Holder shall, without requiring any further instruction from Seller, immediately return to Buyer the Deposit and all interest accrued thereon consistent with the foregoing. If Buyer does not so terminate this Agreement, then (A) neither Buyer nor Seller shall have the right to terminate this Agreement by reason of such taking, and (B) Buyer and Seller shall proceed to the Close of Escrow pursuant to the terms of this

Agreement, without modification of the terms of this Agreement except that (1) Buyer shall receive a credit against the purchase price for any awards for such taking received by Seller prior to the Closing Date and shall be entitled to an assignment of all of Seller's rights to and interest in any condemnation award payable by reason of such taking, except for any portion of such award allocable to the cost of relocating Neurocrine's business from the Property to a location other than the Replacement Property, (2) rent payable under the Lease shall be equitably adjusted to reflect that portion of the Property taken by eminent domain; and (3) Seller shall not compromise, settle or adjust any claims to such awards without Buyer's prior written consent.

         23. Destruction. If the Property is damaged by fire or other casualty on or before the Closing Date, and the estimated cost of repair is less than ONE MILLION DOLLARS ($1,000,000), the Purchase Price shall be reduced by the cost of repair as approved by Buyer. In the event of any such damage where the cost of repair exceeds ONE MILLION DOLLARS ($1,000,000), Seller immediately shall notify Buyer of such damage and Buyer shall have the right to terminate this Agreement by giving written notice ( the "Termination Notice") of such election to Seller no later than ten (10) business days after receipt of Seller's notice of such damage. If this Agreement is so terminated, then (i) Seller shall pay all costs associated with the cancellation of the Escrow pursuant to this Section, (ii) neither Buyer nor Seller shall have any further rights or obligations under this Agreement (except to the extent of any indemnities under this Agreement with respect to events occurring prior to such termination, which indemnities shall survive any such termination), and (iii) Escrow Holder shall, without requiring any further instruction from Seller, immediately return to Buyer the Deposit and all interest accrued thereon. Notwithstanding the foregoing, if Buyer timely elects to terminate this Agreement pursuant to the foregoing right, then Seller may elect to repair the Property, using the proceeds of insurance policies maintained by Seller on the Property, in order to return it to its condition prior to the damage by giving written notice to Buyer of such election no later than ten (10) business days after receipt of Buyer's Termination Notice and, if Seller so elects, the Termination Notice shall be deemed null and void; provided, however, that such repairs shall be diligently performed by Seller and shall be completed as a condition to Neurocrine's right to terminate the Lease or surrender the Property upon expiration of the Lease. In the event that Buyer fails to timely deliver the Termination Notice following any event of damage giving rise to such a notice, then neither Buyer nor Seller shall have the right to terminate this Agreement by reason of such damage and Buyer shall elect one of the following two options prior to the Closing Date:

                  (1) The parties hereto shall proceed to the Close of Escrow pursuant to the terms of this Agreement, without modification of the terms of this Agreement, in which event Buyer shall be entitled to an assignment of the proceeds of all insurance relating to such fire or other casualty and a credit in the amount of Seller's deductible under such policy(ies); or

                  (2) The parties hereto shall proceed to the Close of Escrow pursuant to the terms of this Agreement, but modified to provide that the Purchase Price shall be reduced by the Determined Cost of Repair (as defined below), and to extend the Closing Date to the extent necessary to obtain a Determined Cost of Repair;

provided, however, that if the Buyer receives the proceeds of insurance or the Purchase Price is reduced by the Determined Cost of Repair, then unless and until the damage relating to such insurance proceeds or price reduction is completely repaired, rent payable under the Lease shall be equitably abated to reflect that portion of the Property rendered unusable by Neurocrine as a result of such damage.

"Determined Cost of Repair" means, for purposes of this Section, the good faith estimate of the cost to repair the Property and to return it to its condition prior to the damage by fire or other casualty, as agreed to in writing by Buyer and Seller. In the event Buyer and Seller do not agree as to a Determined Cost of Repair within five days after either party requests such a determination, Buyer and Seller each shall appoint a licensed contractor and give written notice of the name and address of such contractor to the other party. The two contractors thus appointed shall, within five (5) days after appointment of the last of the two contractors to be appointed, appoint a third contractor and deliver written notice of the name and address of such contractor to Buyer and Seller. Should either Buyer or Seller fail to appoint a contractor as required by this paragraph, the contractor appointed by the other party shall appoint two other contractors. Should the two contractors appointed by Buyer and Seller fail, for any reason, to appoint a third contractor within the time required, either Buyer or Seller may petition the Superior Court of San Diego County, California for the appointment of the third contractor. Within ten (10) days after appointment of the third contractor, the three contractors shall confer and each shall submit in writing to Buyer and Seller his honest and best estimate of the cost of repair of the Property, as described above, and the estimated cost agreed on in writing by any two of the three appointed contractors shall be conclusive and binding on Buyer and Seller, and shall establish the Determined Cost of Repair. Should no two of the three contractors agree on the estimated cost of repair of the Property, both the highest cost estimate and the lowest cost estimate submitted by the three contractors shall be disregarded and the remaining cost estimate shall be binding and conclusive on the parties as the Determined Cost of Repair. Notwithstanding anything to the contrary herein, if the difference between the Determined Cost of Repair and the proceeds of insurance (plus the amount of any deductible associated therewith) exceeds ten percent (10%) of the Purchase Price, then Seller may terminate this Agreement by written notice to Buyer, given to Seller no later than ten (10) business days following the final determination of the Determined Cost of Repair in order for such notice to be effective. If this Agreement is so terminated by Seller, then (i) Seller shall pay all costs associated with the cancellation of the Escrow pursuant to this Section, (ii) neither Buyer nor Seller shall have any further rights or obligations under this Agreement (except to the extent of any indemnities under this Agreement with respect to events occurring prior to such termination, which indemnities shall survive any such termination), and
(iii) Escrow Holder shall, without requiring any further instruction from Seller, immediately return to Buyer the Deposit and all interest accrued thereon; provided, however, that Buyer may elect to cancel such termination right of Seller by electing the first option set forth above in this Section 23, which cancellation shall only be effective if delivered within ten (10) days following Buyer's receipt of Seller's notice of its election to terminate this Agreement. The rights and obligations of the parties under this Section 23 shall survive the Close of Escrow.

         24. Designee. This Agreement shall be binding upon the heirs, executors, administrator, and successors and assigns of Seller and Buyer. Notwithstanding the forgoing, except as otherwise expressly provided below, neither party may assign its rights and obligations under this Agreement without the prior written consent of the other party (which consent may be withheld in each party's sole discretion). Either party may assign its rights and obligations under this Agreement to effectuate an exchange pursuant to Section 26 below. In addition, Buyer or Seller may assign their rights and obligations under this Agreement to an Affiliate (as defined below) not less than ten (10) days prior to the Close of Escrow without the other party's consent (but with written notice to the other party). Any assignment in violation of this Section shall be void. For purposes of this Section 23, an "Affiliate" means (a) an entity that directly or indirectly controls, is controlled by or is under common control with Buyer or Seller, as applicable; or (b) an entity at least a majority of whose economic interest is owned by Buyer or Seller, as applicable; and "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations. No assignment pursuant to this Section 23 shall be effective against the other party until the assigning party delivers to the other party a fully executed copy of the assignment instrument, which instrument must be reasonably satisfactory to the non-assigning party in both form and substance, and pursuant to which the assignee (i) assumes and agrees to perform for the benefit of the non-assigning party the obligations of the assigning party under this Agreement and (ii) makes the warranties and representations required of the assigning party under this Agreement. No assignment by shall result in the assigning party being released from any obligations under this Agreement. Any assignment in violation of this Section shall be void.

         25. Brokers. To the best knowledge of Buyer and Seller no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Agreement other than Colliers International and Phase 3 Properties, whose commissions and compensation shall be the sole responsibility of Seller pursuant to a separate agreement. Each of Buyer and Seller represent that it has not dealt with any other real estate broker, agent, finder, or other person, relative to this Agreement in any manner. Each party to this Agreement hereby indemnifies the other party to this Agreement against all liabilities, damages, losses, costs, expenses, reasonable attorneys' fees and claims arising from (1) any breach of such representation by such indemnifying party set forth in the preceding sentence, and/or (2) any claims that may be made against such indemnified party by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with such indemnifying party. Buyer hereby warrants and represents that it has not been represented by any broker or "finder" in connection with its purchase of the Property, except for Colliers International. Seller shall have no liability to any broker as a result of the rent payable to Buyer pursuant to the Lease.

         26. Like Kind Exchange. Seller may elect to enter into a tax deferred exchange under Section 1031 of the Internal Revenue Code (an "Exchange"). Subject to the provisions of this Section 26, Buyer shall reasonably cooperate with Seller, at no cost or expense to Buyer, in consummating the sale of the Property by Seller in an Exchange transaction pursuant to a written exchange agreement and related documents entered into by Seller and a qualified intermediary, which shall be in a form reasonably acceptable to Buyer and shall be executed and delivered on or before the Closing Date. Seller shall indemnify, protect, defend and hold Buyer harmless from and against any and all actions, losses, liabilities, damages, claims, demands, causes of action, costs and expenses ("Claims") of any kind or nature whatsoever arising out of, in connection with, or in any manner related to such Exchange that would not have been incurred but for the structuring of the sale of the Property by Seller as an Exchange, without limitations, any Claims suffered by or asserted against Buyer by the Internal Revenue Service or any other taxing authority in connection with such Exchange. Seller agrees that, and Buyer's obligations under this Section 26 shall be expressly conditional upon, each of the following: (a) the Exchange or any action necessary or required for any proposed Exchange shall not delay the Close of Escrow beyond the Closing Date; (b) Buyer shall not be required to accept title to any real or personal property other than the Property in connection with such Exchange; and (c) if Seller uses a qualified intermediary to effectuate the Exchange, any assignment of the rights or obligations of Seller hereunder shall not relieve, release or absolve Seller of its obligations to Buyer hereunder. The rights and obligations of the parties under this Section 26 shall survive the Closing or any sooner termination of this Agreement.

         27.      Miscellaneous.

                  27.1. Attorneys' Fees.The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency, or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorneys' fees (including expert witness and other consultants' fees and costs) relating to or arising out of (i) the Proceeding (whether or not the Proceeding proceeds to judgment), and (ii) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

                  27.2. Governing Law. This Agreement is governed by and construed in accordance with the laws of the State of California, irrespective of California's choice-of-law principles.

                  27.3. Further Assurances. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement.

                  27.4. Venue and Jurisdiction. All actions and proceedings arising in connection with this Agreement must be tried and litigated exclusively in the State and Federal courts located in the County of San Diego, State of California, which courts have personal jurisdiction and venue over each of the parties to this Agreement for the purpose of adjudicating all matters arising out of or related to this Agreement. Each party authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices set forth in this Agreement.

                  27.5. Counterparts and Exhibits. This Agreement may be executed in counterparts, each of which is deemed an original and all of which together constitute one document. All exhibits attached to and referenced in this Agreement are incorporated into this Agreement.

                  27.6. Time of Essence. Time and strict and punctual performance are of the essence with respect to each provision of this Agreement.

                  27.7. Modification. This Agreement may be modified only by a contract in writing executed by the party to this Agreement against whom enforcement of the modification is sought.

                  27.8. Headings. The paragraph headings in this Agreement: (a) are included only for convenience, (b) do not in any manner modify or limit any of the provisions of this Agreement, and (c) may not be used in the interpretation of this Agreement.

                  27.9. Prior Understandings. This Agreement and all documents specifically referred to and executed in connection with this Agreement: (a) contain the entire and final agreement of the parties to this Agreement with respect to the subject matter of this Agreement, and (b) supersede all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of this Agreement.

                  27.10. Interpretation. Whenever the context so requires in this Agreement, all words used in the singular may include the plural (and vice versa) and the word "person" includes a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity. The terms "includes" and "including" do not imply any limitation. For purposes of this Agreement, the term "day" means any calendar day and the term "business day" means any calendar day other than a Saturday, Sunday or any other day designated as a holiday under California Government Code Sections 6700-6701. Any act permitted or required to be performed under this Agreement upon a particular day which is not a business day may be performed on the next business day with the same effect as if it had been performed upon the day appointed. Except as otherwise expressly provided herein, no remedy or election under this Agreement is exclusive, but rather, to the extent permitted by applicable law, each such remedy and election is cumulative with all other remedies at law or in equity.

                  27.11. Partial Invalidity. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

                  27.12. Notices. Each notice and other communication required or permitted to be given under this Agreement ("Notice") must be in writing. Notice is duly given to another party upon: (a) hand delivery to the other party, (b) receipt by the other party when sent by facsimile to the address and number for such party set forth below (provided, however, that the Notice is not effective unless a duplicate copy of the facsimile Notice is promptly given by one of the other methods permitted under this paragraph), (c) three business days after the Notice has been deposited with the United States postal service as first class certified mail, return receipt requested, postage prepaid, and addressed to the party as set forth below, or (d) the next business day after the Notice has been deposited with a reputable overnight delivery service, postage prepaid, addressed to the party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery-service-provider.

              If to Buyer:          Pfizer Inc.
                                    10777 Science Center Drive
                                    San Diego, California 92121
                                    (858) 678-8152 - (Telecopy)
                                    Attn: Jim Serbia

              With copies to:       Pfizer Inc.
                                    10777 Science Center Drive
                                    San Diego, California 92121
                                    (858) 622-3297 - (Telecopy)
                                    Attn: D. Frederick Jay, Esq.

                                    Solomon Ward Seidenwurm & Smith, LLP
                                    401 B Street, Suite. 1200
                                    San Diego, CA 92101
                                    (619) 231-4755 - (Telecopy)
                                    Attn: Richard L. Seidenwurm, Esq.

              If to Seller:         Science Park Center LLC
                                    c/o Neurocrine Biosciences, Inc.
                                    Attn: Paul Hawran, Executive Vice President
                                    10555 Science Center Drive
                                    San Diego, CA 92121
                                    (858) 658-7605 - (Telecopy)

              With a copy to:       Paul, Hastings, Janofsky & Walker LLP
                                    12390 El Camino Real
                                    San Diego, CA 92130
                                    (858) 720-2555 - (Telecopy)
                                    Attn: W. Scott Biel, Esq.

Each party shall make a reasonable, good faith effort to ensure that it will accept or receive Notices to it that are given in accordance with this paragraph. A party may change its address for purposes of this paragraph by giving the other party(ies) written notice of a new address in the manner set forth above.

                  27.13. Waiver. Any waiver of a default or provision under this Agreement must be in writing. No such waiver constitutes a waiver of any other default or provision concerning the same or any other provision of this Agreement. Except to the extent set forth to the contrary set forth in this Agreement, no delay or omission by a party in the exercise of any of its rights or remedies constitutes a waiver of (or otherwise impairs) such right or remedy. A consent to or approval of an act does not waive or render unnecessary the consent to or approval of any other or subsequent act.

                  27.14. Drafting Ambiguities. Each party to this Agreement and its legal counsel have reviewed and revised this Agreement. The rule of construction that ambiguities are to be resolved against the drafting party or in favor of the party receiving a particular benefit under an agreement may not be employed in the interpretation of this Agreement or any amendment to this Agreement.

                  27.15. Third Party Beneficiaries. With the exception of Neurocrine, who shall be a third party beneficiary with respect to the Buyer's and Seller's agreements relating to the Lease and Neurocrine's right to occupy the Property pursuant thereto, nothing in this Agreement is intended to confer any rights or remedies on any other person or entity other than the parties to this Agreement and their respective successors-in-interest and permitted assignees, unless such rights are expressly granted in this Agreement to another person specifically identified as a "third party beneficiary."

                  27.16. Confidentiality. Neither Buyer nor Seller shall make any public announcement or disclosure of the economic terms of this Agreement to outside brokers or third parties, before Close of Escrow on the Property, without the specific prior written consent of the other, except for such disclosures to the parties' lenders, creditors, partners, members, officers, employees, agents, consultants, attorneys, accountants, and exchange facilitators as may be necessary to permit each party to perform its obligations hereunder or under any related exchange documents, or as required to comply with applicable laws and rules of any exchange upon which a party's shares may be traded. Buyer's and Seller's obligations under this Section 27.16 shall terminate upon the termination of this Agreement (other than by the Close of Escrow).

                  27.17. Counterparts. This Agreement and any amendments or supplements to it, and the Escrow Instructions herein referred to, may be executed in counterparts, and all counterparts together shall be construed as one document.

         [Remainder of Page Intentionally Blank; Signature Page Follows]

                  [Signature Page to Lot 30 Purchase Agreement]

IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

        BUYER:   Pfizer Inc., a Delaware corporation

                 By: /s/ John L. Lamattina
                     ___________________________________________________________

                 Name: John L. Lamattina
                       _________________________________________________________

                 Its:  Vice President
                       _________________________________________________________

        SELLER:  Science Park Center LLC, a California limited liability company

                 By:  Neurocrine Biosciences, Inc., a Delaware corporation
                 Its: Manager

                      By: /s/ Paul W. Hawran
                          ______________________________________________________

                      Name: Paul W. Hawran
                            ____________________________________________________

                      Its: Exec Vice President
                           _____________________________________________________

                    CONSENT AND ACCEPTANCE OF ESCROW HOLDER:

         The undersigned hereby consents to and accepts the instructions set forth in the above Agreement for Purchase and Sale and Joint Escrow Instructions.

Chicago Title Insurance Company

By:   __________________________
Its:  __________________________

                    Exhibit A - Legal Description of Property

LOT 30 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.

AND

A NONEXCLUSIVE EASEMENT FOR DRIVEWAY FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER A PORTION OF LOT 29 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845 RECORDED ON JULY 23, 1991 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 29, ALSO BEING A POINT ON A NON-TANGENT 799.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY, A RADIAL FROM SAID POINT BEARS SOUTH 63(degree)05'28" EAST; THENCE ALONG THE ARC OF SAID CURVE NORTHERLY 22.65 FEET THROUGH A CENTRAL ANGLE OF 01(degree)37'28"; THENCE LEAVING SAID CURVE SOUTH 63(degree)05'28" EAST 31.60 FEET TO THE BEGINNING OF A 3.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE ALONG THE ARC OF SAID CURVE NORTHEASTERLY 3.98 FEET THROUGH A CENTRAL ANGLE OF 75(degree)55'35" TO THE BEGINNING OF A 42.00 FOOT RADIUS REVERSE CURVE CONCAVE SOUTHERLY; THENCE ALONG THE ARC OF SAID CURVE EASTERLY 73.29 FEET THROUGH A CENTRAL ANGLE OF 99(degree)59'10"; THENCE TANGENT FROM SAID CURVE SOUTH 39(degree)01'53" EAST
77.80 FEET, TO THE SOUTHERLY LOT LINE OF SAID LOT; THENCE ALONG SAID LOT LINE NORTH 70(degree)30'59" WEST 165.12 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 340-180-20

                                      LEASE

                  This Lease ("Lease") is executed as of ______________, 2003, between Pfizer Inc, a Delaware corporation ("Landlord"), and Neurocrine Biosciences, Inc., a Delaware corporation ("Tenant"), who agree as follows:

         1. Agreement to Let. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon all the terms, provisions, and conditions contained in this Lease, those certain premises described in Paragraph 2.2, below (the "Premises"), consisting of the building, parking areas and other improvements built thereon (the "Building"), which is a part of the Project (as defined in Paragraph 2.1, below), tenants of the Project in common including, without limitation, the landscaped areas, passageways, walkways, hallways, parking areas, and driveways (the "Common Areas"). Notwithstanding the foregoing, the Premises shall not include the interior improvements and fixtures located in the Building as described on Exhibit "C" (the "Excluded Improvements"), which shall remain Tenant's separate property and shall be removed by Tenant upon the expiration or earlier termination of this Lease.

         2. Principal Lease Provisions. The following are the Principal Lease Provisions of this Lease. Other portions of this Lease explain and define the Principal Lease Provisions in more detail and should be read in conjunction with this Paragraph. In the event of any conflict between the Principal Lease Provisions and the other portions of this Lease, the Principal Lease Provisions shall control. (Terms shown in quotations are defined terms used elsewhere in this Lease).

                  2.1      "Project": Torrey Pines Science Center (see Exhibit
"A").

                  2.2 "Premises": Lot 30, San Diego, California (see Exhibit "B"), commonly known as 10555 Science Center Drive, San Diego, CA 92121.

                  2.3 Lease Term: One (1) year (beginning as of the Commencement Date). "Commencement Date" means April 1, 2004 or the date on which the Premises are acquired by Landlord, whichever last occurs.

                  2.4      "Basic Monthly Rent": $269,700.00.

                  2.5      Address for Landlord: Pfizer Inc
                           10777 Science Center Drive
                           San Diego, CA 92121
                           Attn: Jim Serbia

                  2.6 Addresses for Tenant: Neurocrine Biosciences, Inc. 10555 Science Center Drive
                           San Diego, CA 92121
                           Attn: Paul Hawran, Executive Vice President

                  2.7 Permitted Uses By Tenant: Research and development of bioscience products and related administration and office uses and all other uses incidental to Tenant's operation of its corporate headquarters at the Premises ("Permitted Use").

         3. Term. The term of this Lease ("Term") shall commence on the Commencement Date, as defined in Paragraph 2.3., above, and unless earlier terminated by Landlord or Tenant pursuant to their respective rights expressly set forth herein, shall expire on the "Expiration Date". The term "Expiration Date", as used in this Lease shall mean one (1) year following the Commencement Date or any earlier date upon which this Lease is terminated, as provided below.

         4. Delivery of Possession. On the Commencement Date, Landlord shall deliver the Premises to Tenant in its current, "as-is" condition. Tenant acknowledges that Landlord shall not be responsible for performing any work in connection with the Premises prior to delivery of the Premises to Tenant. On the basis of the foregoing, Tenant hereby waives any express or implied warranties regarding the condition of the Premises, including any implied warranties of fitness for a particular purpose or merchantability. Similarly, Landlord and Tenant agree that any environmental condition disclosed by that certain [describe Pfizer's environmental assessments] [the "Entry Assessments"] represent the environmental conditions acceptable to Landlord and Tenant; and upon Tenant's surrender of the Premises, Tenant shall be liable only for any changed environmental conditions which Tenant is required to remediate under
Section 30 below, as disclosed by environmental assessments performed by the same contractor who performed the Entry Assessments.

         5.   Use of Premises.

                  5.1 Permitted Use of Premises. Tenant may use the Premises for the Permitted Use specified in Paragraph 2.7 and for no other use, except with the prior written consent of Landlord, which shall not be unreasonably withheld.

                  5.2 Compliance With Laws. Tenant shall comply with all laws concerning the Premises and/or Tenant's use of the Premises, including without limitation the obligation at Tenant's sole cost to alter, maintain, or restore the Premises in compliance with all applicable laws, even if such laws are enacted after the date of this Lease, provided, however, that Tenant shall not be obligated to pay for any capital costs associated therewith of a substantial nature or if compliance requires structural alterations unless such compliance requirement is directly attributable to Tenant's making any improvements or alterations to the Premises during the Lease Term, or any other actions taking by tenant during the Lease Term in violation of law. Such qualified obligation to comply with laws shall include without limitation compliance with Title III of the Americans With Disabilities Act of 1990 (42 U.S.C. 12181 et seq.) (the "ADA"). To the extent Tenant's activities in the Premises causes applicable governmental authority to require modifications or alterations to any portion of the Premises in order to comply with the ADA, then Tenant shall additionally be responsible for the cost of such modifications and alterations. Notwithstanding anything to the contrary herein, Tenant shall have no obligation to make any alterations, replacements or improvements to the Premises, Building or Project, including without limitation structural or capital improvements, required to comply with such governmental action if such alterations, replacements or improvements are not required as a result of Tenant's particular use of the Premises or as a result of the Excluded Improvements or any Tenant alterations to the Premises during the Lease Term or installation of Tenant's personal property in the Premises. For example, Tenant shall not be responsible for complying with Building seismic upgrade requirements imposed by governmental authority.

                  5.3 General Covenants and Limitations on Use. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord, within 10 days after Landlord delivers to Tenant a notice of such increase, the amount of such increase. Furthermore, Tenant covenants and agrees that no noxious or offensive activity shall be carried on, in or upon the Premises (provided, however, that none of Tenant's business operations in the Premises which are consistent with Tenant's business operations in the Premises as of the date of this Lease shall be considered "noxious or offensive" for purposes of this Section 5.3) nor shall anything be done or kept in the Premises which may be or become a public nuisance. To that end, Tenant additionally covenants and agrees that no light shall be emitted from the Premises which is unreasonably bright or causes unreasonable glare; no sounds shall be emitted from the Premises which are unreasonably loud or annoying; and no odor shall be emitted from the Premises which is or might be noxious or offensive to reasonable occupants or invitees on the Project or on adjacent or near-by property.

         6. Tenant's Termination Right. Tenant shall have the right, on not less than sixty (60) days prior written notice to Landlord, to terminate this Lease on a date specified by Tenant (the "Termination Date"). Rent and all other charges payable by Tenant under this Lease shall be prorated as of the Termination Date.

         7. Rent. Tenant shall pay to Landlord as minimum monthly rent, without deduction, setoff, prior notice, or demand, the Basic Monthly Rent described in Paragraph 2.4., above, in advance, on or before the first day of each calendar month throughout the Term. If the Commencement Date is other than the first day of a calendar month, then the Basic Monthly Rent payable by Tenant for the first month of the Term (which shall be payable upon the Commencement
Date) and the final month of the Term shall be prorated on the basis of the actual number of days during the Term occurring during the relevant month. All "Rental" (which includes Basic Monthly Rent, and any items designated as "Additional Rent" hereunder) shall be paid to Landlord at the same address as notices are to be delivered to Landlord pursuant to Paragraph 2.5, above.

         8.   Lease Expenses.

                  8.1 Definition of Lease Expenses. As used in this Lease, the term "Lease Expenses" shall mean and refer to all costs and expenses, of any kind or nature (except as otherwise provided herein), to the extent such amounts are paid or incurred by Landlord or Tenant during the Lease Term relative to the operation, repair, restoration, replacement, maintenance, and/or for management of the Premises. The term "Lease Expenses," as used herein, shall reflect that this Lease is an industrial "triple-net" lease, with such "triple-net" expenses modified to reflect the short term hereof. Accordingly, Tenant shall pay for the cost of operating the Premises during the Term, and for maintaining the Premises in the condition of repair required under this Lease. Tenant shall reimburse Landlord, within thirty
(30) days following Tenant's receipt of a written invoice therefor, for those costs, fees and expenses incurred by Landlord that are expressly provided in this Lease as amounts to be reimbursed by Tenant, including Insurance Expenses, Tenant's Share of Real Property Taxes paid by Landlord, and Landlord's non-capital maintenance of the Premises. Because of the short term of this Lease, the "triple-net" expenses shall not include the cost of any "Capital Repair" (as defined in Section 10.1 below) or any substantial non-capital alterations or replacements required by any change in applicable laws affecting the Premises during the Term, (unless, and to the extent, such repairs, alterations, or replacements are incurred as the result of Tenant's negligent or willful failure to perform its obligations under this Lease, in which case such repairs, alterations, or replacements shall be covered by Tenant's indemnity obligations. Additionally, "Lease Expenses" shall include the cost of repairs and replacements which Tenant is required or elects to make pursuant to Sections 25 and 26 below. Landlord, at Landlord's sole cost and expense, shall operate, maintain and repair those portions or the Project that are not included in the Premises during the Term. Tenant's failure to perform its maintenance and repair obligations under this Lease shall give Landlord the right, subject to Section
23.3 hereof, to cure such failure and the reasonable cost of Landlord's curing such failure, which shall be included as a Lease Expense payable by Tenant to Landlord. Notwithstanding the foregoing, Landlord acknowledges and agrees that Landlord acquired the Building from Tenant in its "as is" condition on the Commencement Date, with all defects, known or unknown, as such condition exists on the Commencement Date, and neither Tenant's payment of the Lease Expenses, nor any other obligation of Tenant set forth in this Lease, shall be used by Landlord as a means to circumvent the parties' intention to have Tenant convey ownership of the Building to Landlord on the Commencement Date in its "as is" condition. Therefore, Tenant shall not be obligated to pay for any costs or expenses relating to repairs, alterations, modifications, replacements or other maintenance of the Building to the extent such work may result in the Building being placed in a better condition then conveyed to Landlord or the Commencement Date, unless such repairs, alterations, modifications, replacement, or maintenance is required by Tenant's breach of any provisions of this Lease.

                  "Lease Expenses" shall not include any of the following: (i) any net income, franchise, capital stock, estate or inheritance taxes of Landlord; (ii) any government impositions arising from any legal parcel of the Project adjacent to the Premises, whether or not owned by Landlord, and any improvements thereto, to the extent not used by or benefiting the Premises;
(iii) any environmental assessment, charges or liens arising in connection with remediation of Hazardous Materials from the Premises which are caused by Landlord to be brought upon, kept or used in or about the Premises, the Building or the Project; (iv) reserves for any Lease Expenses, including, but not limited to, future taxes and assessments in excess of the installment of taxes and assessments next coming due; (v) costs and expenses of development and construction of any improvements or alterations made by Landlord to any portion of the Project, including but not limited to, permit and inspection fees, and the costs of grading, paving and landscaping (as distinguished from maintenance or repair of the foregoing); (vi) interest upon loans to Landlord or secured by mortgages or deeds of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is a Lease Expense, subject to Section 19.2 below); (vii) salaries of any employees or officers of Landlord or any of its affiliates; (viii) any costs incurred solely due to Landlord's violation of any terms or conditions of this Lease and not otherwise caused or contributed to by

Tenant; (ix) damage and repairs necessitated solely by the gross negligence or willful misconduct of Landlord or any of its affiliates, or any of their respective agents, employees, contractors or invitees and not otherwise caused or contributed to by Tenant; (x) any costs, fines, or penalties incurred due to violations by Landlord or any of its affiliates of any governmental rule or authority, or this Lease and not otherwise caused or contributed to by Tenant, or due to Landlord's gross negligence or willful misconduct; (xi) Landlord's general corporate overhead and administrative expenses; and (xii) any documentary transfer taxes arising from a voluntary transfer of the Premises. If a reduction in real property taxes or assessments is obtained for any year of the Lease Term during which Tenant paid real property taxes as a Lease Expense, then Lease Expenses for such year shall be retroactively adjusted, and Landlord shall refund such amount to Tenant within ninety (90) days of such reduction.

                  8.2 Payment of Lease Expenses. Tenant shall promptly pay, no later than thirty (30) days following Tenant's receipt of Landlord's written invoice, therefor, as Additional Rent, any Lease Expenses which may be incurred or paid by Landlord as the result of Tenant's failure to maintain the Premises or perform any of Tenant's payment obligations under this Lease. Tenant shall not be responsible for Lease Expenses attributable to the time period prior to the Commencement Date. The responsibility of Tenant for Lease Expenses shall continue to the latest of (i) the Expiration Date or (ii) the date Tenant has fully vacated the Premises (including, without limitation, the removal of all items required hereby to be removed and the completion of all procedures necessary to fully release and terminate any licenses restricting the use of the Premises in any manner). Lease Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to pay Lease Expenses.

         9. Utilities and Services. Tenant shall make all arrangements for and pay the cost of all utilities and services (including without limitation any connection charges and taxes thereon) furnished to the Premises or used by Tenant during the Lease Term, including without limitation electricity, water, heating, ventilating, air-conditioning, oil, steam for heating, sewer, gas, telephone, communication services, trash collection, janitorial, cleaning, and window washing. Landlord shall not be liable for failure to furnish any utilities or services to the Premises. The discontinuance of any utilities or services shall neither be deemed an actual or constructive eviction, nor release Tenant from its obligations under this Lease including, without limitation, Tenant's obligation to pay Rental. If any governmental authority having jurisdiction over the Project imposes mandatory controls, or suggests voluntary guidelines applicable to the Project, relating to the use or conservation of water, gas, electricity, power, or the reduction of automobile emissions, Tenant, at its sole discretion, shall comply with such mandatory controls or voluntary guidelines. Landlord shall not be liable for damages to persons or property for any such reduction, nor shall such reduction in any way be construed as a partial eviction of Tenant, cause an abatement of rent, or operate to release Tenant from any of Tenant's obligations under this Lease.

         10.  Maintenance.

                  10.1 Tenant's Duties. Subject to the understanding regarding the condition of the Premises upon delivery and surrender thereof, as set forth in such 8.1 above, and

Landlord's liability for all capital costs arising during the Lease Term (except as otherwise expressly provided herein), Tenant shall at its sole cost (i) maintain, repair, replace, and repaint, all portions of the Premises (except those portions of the Premises to be maintained by Landlord as expressly set forth below) as necessary to maintain the Premises in the condition delivered by Landlord on the Commencement Date, subject to normal wear and tear, (ii) arrange for the removal of trash from the Premises, (iii) furnish reasonable janitorial services within the Premises, (iv) maintain and repair any plate-glass windows appurtenant to the Premises and all interior and exterior doors, including roll-up doors, (v) maintain and repair the heating, air-conditioning, and ventilation system in the Premises, including, maintaining the service agreement in effect on the date of this Agreement (or such replacement service agreement as may be reasonably satisfactory to Landlord, a copy of which Tenant shall furnish to Landlord), (vi) maintain existing pest and termite control service agreement with respect to the Premises maintained by Tenant on the date of this Agreement, (vii) maintain and repair all telephone lines and wiring and all wiring, fixtures, lamps, and tubes serving the interior lighting within the Premises, and (viii) maintain all grease traps serving the Premises. Tenant is additionally liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant's Invitees during the Term, including, without limitation, any damage to the roof or including any damage relating to a roof penetration, caused by Tenant or Tenant's Invitees during the Term. If Tenant fails to maintain, repair or replace any portion of the Premises as provided above, or if Tenant or Tenant's Invitees damage any portion of the Project outside the boundaries of the Premises, then Landlord may, at its election, maintain, repair or replace, any such portion of the Premises or the Project and Tenant shall promptly reimburse Landlord for Landlord's actual cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such actual cost. Landlord, in Landlord's reasonable discretion, may require Tenant to use specific contractors or construction/repair techniques for the purpose of maintaining warranties of the Premises or labor relations with respect to Landlord's development of any other portions of the Project. To the extent Landlord has in its possession any warranties or service contracts relating to the heating, ventilation, and air-conditioning system for the Premises (if any), Landlord will assign to Tenant the right to make claims under such warranties and service contracts during the Term of this Lease. This Section 10.1 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or terrorism or similar cause of damage or destruction, this Section 10.1 shall not be applicable and the provisions of
Section 25 shall apply and control.

                  If, without benefit of insurance proceeds, Tenant must repair, maintain and/or replace any component of the Premises (other than the Excluded Improvements or Tenant's personal property) that is, under generally accepted accounting principles, "capital" in nature, that has a useful life greater than the remaining Lease Term and whose cost of repair, maintenance and/or replacement exceeds $25,000 (a "Capital Repair"), and provided that the reason for such Capital Repair is not the negligence or willful failure of Tenant to perform its obligations under this Lease, Landlord shall advance to Tenant reasonably estimated cost of such Capital Repair pursuant to customary construction disbursement procedures, and Tenant shall not be responsible for any portion of the cost of such Capital Repair; provided, however, that prior to commencing any such repair, maintenance or replacement, Tenant shall first obtain Landlord's prior written consent as to the necessity and cost thereof, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord.

                  10.2 Landlord's Duties. Landlord shall maintain and repair the structural parts of the Building within the Premises, which are only the foundations, exterior walls (excluding glass and doors), and the structural and waterproofing membranes portions of the roof (excluding skylights). Landlord's failure to perform its obligations set forth in the preceding sentence will not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rental; provided, however, that Tenant's surrender obligations under Section 21 below shall not include any of Landlord's obligations under this Section 10.2, and shall be limited to the extent Landlord's failure to perform its obligations interferes with Tenant's surrender obligations. Tenant waives the provisions of California Civil Code Section 1942 (or any successor statute), and any similar principals of law with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expense of such repairs from rent. This Section 10.2 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or terrorism or similar cause of damage or destruction, this Section 10.2 shall not be applicable and the provisions of
Section 25 shall apply and control.

         11. Parking. Subject to the remaining provisions of this Paragraph, as long as Tenant is not in default under this Lease beyond all applicable cure periods, Tenant (for the benefit of Tenant and Tenant's Invitees (as defined in Section 18 below)) shall have the right to the exclusive use of the parking area within the boundaries of and serving the Premises. Tenant shall also have the non-exclusive right for tenant and Tenant's Invitees to use at least eighteen
(18) parking spaces on that portion of the Project adjacent to the Premises, commonly known as Lot 29, for the use of Tenant between the Commencement Date and that date upon which Landlord's construction activities on Lot 29 prevent Tenant from safely parking in Lot 29; and thereafter Landlord shall provide Tenant with at least 43 parking spaces, marked as "Neurocrine Reserved" parking spaces elsewhere in the Project, but located on that portion of Landlord's property in the Project (other than Lot 29) that is closest in proximity to the Premises, which parking spaces shall be included as part of the Premises during such portion of the Lease Term as such parking spaces are reserved for the exclusive use of Tenant's Invitees. Additionally, Landlord shall take no action that will result in the number of parking spaces on the Premises being reduced to less than the number of parking spaces located thereon as of the date of this Agreement, unless Landlord provides a similar number of reserved parking spaces elsewhere in the Project in close proximity to the Premises. During any portion of the Lease Term when Landlord is constructing improvements on or about the Premises, which results in mud, dirt or excessive dust accumulating on vehicles parked by Tenant's Invitees on or about the Premises, Landlord shall provide for the distribution of coupons for free car-washing services to such employees at such reasonable intervals as will maintain such vehicles in good appearance, at no cost to Tenant or such Tenant Invitees, which coupons shall be valid at a commercial car-washing vendor reasonably acceptable to Tenant. Additionally, for every 4 distributions of such coupons, the recipients thereof shall also receive coupons from the approved car-washing vendor for exterior car detailing, free of charge to Tenant and such recipients.

         12. Signs. Except for existing signage, Tenant may not place or construct any sign, advertisement, awning, banner, or other exterior decoration (collectively, "sign") in the Premises which are visible from the exterior of the Premises, or on the Building without Landlord's prior written consent. Any sign that Tenant is permitted by Landlord to place or construct in the Premises or on the Building shall comply with sign criteria applicable to the Project, including, without limitation, criteria relating to size, color, shape, graphics, and location (collectively, the "Sign Criteria"), and shall comply with all applicable laws, ordinances, rules, or regulations, and Tenant shall obtain any approval required by such laws, ordinances, rules, and regulations. Landlord makes no representation with respect to Tenant's ability to obtain any such approval. Tenant shall, at Tenant's sole cost, make any changes to any sign, in the Premises or on the Building as required by any new or revised applicable laws, ordinances, rules, or regulations, or any changes in the Sign Criteria.

         13. Plate-Glass Insurance. Tenant shall at its sole cost maintain full coverage plate-glass insurance on the Premises, in which Landlord and any lender holding a security interest in the Premises ("Lender") shall be named as an additional insured.

         14. Public Liability and Property Damage Insurance. Tenant shall, at Tenant's sole cost, maintain commercial general liability and property damage insurance (i) with a combined single limit liability of not less than $2,000,000 per occurrence, $3,000,000 aggregate, (ii) insuring (a) against all liability of Tenant and Tenant's Invitees arising out of or in connection with Tenant's use or occupancy of the Premises, and (b) performance by Tenant of the indemnity provisions set forth in this Lease, (iii) naming Landlord, and any Lender as additional named insureds, (iv) containing cross-liability endorsements, and (v) which includes products liability insurance (if Tenant is to sell merchandise or other products derived from the Premises).

         15. Fire and Extended Coverage Insurance. Tenant shall, at Tenant's sole cost, maintain on the Premises during the Term a policy of special form insurance providing protection against any peril generally included within the classification "fire and extended coverage," together with insurance against vandalism and malicious mischief, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, and sprinkler leakage coverage (if applicable), to the extent of at least 100 percent of full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns), subject to commercially-reasonable deductibles and Tenant's business interruption insurance, which insurance policy shall be issued in the name of Tenant with Landlord and any Lender as additional insureds. Such "full replacement value" shall be determined by the company issuing such policy at the time the policy is initially obtained.

         16. Insurance Generally. If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its election, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five days after Tenant receives a copy of the premium notice. If any such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occur during the Term and the number of days that occur before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the state in which the Premises are located with a Best's

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

Rating of at least "A-" and a Best's Financial Size Category rating of at least "XV," as set forth in the most current edition of "Best's Insurance Reports" (unless otherwise approved by Landlord), (ii) shall name Landlord and any Lender as additional named insureds, (iii) shall consist of "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, (iv) shall not be cancelable or subject to reduction of coverage or other modification except after 30-days' prior written notice to Landlord and any Lender, and (v) shall not provide for a deductible or co-insurance provision in excess of $________. Tenant shall, at least 10 days prior to the expiration of each such policy, furnish Landlord with a renewal of or "binder" extending such policy. Tenant shall promptly upon request deliver to Landlord certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums.

         17. Waiver of Subrogation. Landlord hereby releases Tenant and Tenant's guests, invitees, customers and licensees (collectively, "Tenant's Invitees"), Tenant hereby releases Landlord and Landlord's guests, invitees, customers and licensees (collectively, "Landlord's Invitees"), from all claims for damage, loss, or injury to the Project, to Tenant's Personal Property, and to the fixtures and Alterations of either Landlord or Tenant in or on the Project to the extent such damage, loss or injury is covered by any insurance policies carried by Landlord and Tenant and in force at the time of such damage. Subject to the remaining provisions of this Paragraph, Landlord and Tenant shall each cause all insurance policies obtained by it pursuant to this Lease to provide that the insurance company waives all right of recovery by way of subrogation against Landlord and Tenant in connection with any damage, loss, or injury covered by such policy. If any such policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation endorsements, the party undertaking to obtain such policy (the "Undertaking Party") shall so notify the other party (the "Notified Party"). The Notified Party shall, within 10 days after the giving of such notice, either obtain such policy from a company that is reasonably satisfactory to the Undertaking Party and that will issue such policy with a waiver of subrogation endorsement, or agree to pay the additional premium if such policy is obtainable at additional cost. If such policy cannot be obtained with a waiver of subrogation endorsement or the Notified Party refuses to pay such additional premium, then the Undertaking Party shall not be required to obtain a waiver of subrogation endorsement with respect to such policy.

         18. Landlord's Insurance. Landlord may, at its election, maintain any of the following insurance policies covering Landlord's interest in the Premises, in such amounts and with such limits as Landlord shall determine in its reasonable discretion: (i) Fire and extended coverage and special form insurance, coverage with respect to increased costs due to building ordinances, demolition coverage, and sprinkler leakage coverage; and (ii) boiler and machinery insurance. The premiums, costs, expenses, and deductibles (or similar costs or charges) of and/or with respect to any such insurance (all of the preceding, collectively, "Insurance Expenses") to the extent such policies maintained by Landlord are not duplicative of policies maintained by Tenant on the Premises shall be included in Lease Expenses.

         19.  Taxes.

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

                  19.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied or assessed against, or based upon the value of, Tenant's personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, and Tenant's Excluded Improvements and inventory (collectively, "Tenant's Personal Property"). On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any such taxes, assessments, license fees, and/or other charges directly attributable to Tenant's Personal Property are levied against Landlord or Landlord's property, or if the assessed value of the Premises is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such taxes which payment shall be made (subject, however, to Tenant's right to reasonably contest the amount or validity of such taxes), assessments, license fees, and/or other charges or any taxes based on the increased assessments caused by Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes, assessments, license fees, and/or other charges so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges or such proportion, and receive such reimbursement, regardless of the validity of the levy as long as such payment is not prejudicial to Tenant's ability to contest such taxes.

                  19.2 Real Property Taxes. Except to the extent any such impositions are excluded from Lease Expenses under Section 8.1 above, Tenant shall pay, at least ten days before delinquency, all real property or real estate taxes, assessments, and other impositions, whether general, special, ordinary, or extraordinary, and of every kind and nature, which may be separately levied, assessed, imposed upon or with respect to the Premises to the extent attributable to the Term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. Landlord may, at its election, pay such taxes, assessments, license fees, and/or other charges and Landlord shall receive immediate reimbursement of that portion of the amounts so paid that are applicable to the Term, regardless of the validity of the levy. To the extent Tenant pays any such taxes, assessments, license fees and/or other charges, which are attributable to any period after the expiration or earlier termination of this Lease, Landlord shall, within thirty (30) days following such expiration or earlier termination and Tenant's written demand therefor, the pro-rata portion of such payment attributable to such period. If, by applicable law, any taxes or assessments may be paid in installments at the option of the taxpayer, then whether or not Landlord elects to pay taxes and assessments in installments, Tenant's liability for such taxes an assessments shall be computed as if such election had been made, and only the installments thereof and any interest or fee payable thereon which would have become due during the Lease Term shall be included in Lease Expenses.

                  Tenant shall have the right, by appropriate proceedings, to protest or contest with the appropriate governmental agency any assessment, reassessment or allocation of real property taxes or other taxes payable by Tenant hereunder, in whole or in part; provided that Tenant provides such financial assurances as Landlord may reasonably require in order to bond over or provide for such taxes and no jeopardy or threat to the Landlord's interest in the Premises or any portion thereof exists as a result. Tenant may act in its own name and Landlord shall, at Tenant's request and expense, reasonably cooperate with Tenant in connection with such contest. Tenant may utilize any legal procedure for payment under protest, if available, and may sue to recover overpayments. Tenant shall indemnify, hold harmless and defend Landlord and the Premises from any liens, liabilities, claims, losses, costs, expenses, fees, judgments, actions, causes of action or damages (including, without limitation, reasonable attorneys' fees and expenses) arising out of or related to any contest of real property taxes by Tenant and shall pay any real property taxes ultimately determined to be due, together with any interest or penalties charged by the taxing entity.

         20. Alterations. Tenant shall not make any alterations, improvements, additions, installations, or changes of any nature in or to the Premises (any of the preceding, "Alterations") unless either (A) such Alterations do not exceed $25,000 per work of improvement (and $100,000 in the aggregate during the Term), and do not affect the Building structure or mechanical systems ("Permitted Alterations"), or (B) (i) Tenant first obtains Landlord's written consent, (ii) Tenant complies with all conditions which may be reasonably imposed by Landlord, including but not limited to Landlord's selection of construction techniques (provided, however, Tenant shall have the right to use a contractor of Tenant's selection, subject to Landlord's prior written approval, which approval will not unreasonably be withheld), and (iii) Tenant pays to Landlord the reasonable costs and expenses of Landlord for architectural, engineering, or other consultants which reasonably may be incurred by Landlord in determining whether to approve any such Alterations. At least 30 days prior to making any Alterations that are not Permitted Alterations, Tenant shall submit to Landlord, in written form, proposed detailed plans of such Alterations, which Landlord shall approve, or indicate changes required for Landlord's approval, within 15 days following Landlord's receipt thereof. If Landlord fails to provide such response within such 15-day period, Landlord shall be deemed to have approved such plans. Tenant shall, prior to the commencement of any Alterations that are not Permitted Alterations, at Tenant's sole cost, (i) acquire (and deliver to Landlord a copy of) a permit from appropriate governmental agencies to make such Alterations (any conditions of which permit Tenant shall comply with, at Tenant's sole cost, in a prompt and expeditious manner), (ii) obtain and deliver to Landlord (unless this condition is waived in writing by Landlord) a letter of credit in the amount of the stipulated sum of the cost of the proposed Alterations, or a lien and completion bond in an amount equal to 150 percent of the estimated cost of the proposed Alterations, to insure Landlord against any liability for mechanics' liens and to insure completion of the work, (iii) provide Landlord with 10 days' prior written notice of the date the installation of the Alterations is to commence, so that Landlord can post and record an appropriate notice of non-responsibility, and (iv) obtain (and deliver to Landlord proof of) reasonably adequate workers compensation insurance with respect to any of Tenant's employees installing or involved with such Alterations (which insurance Tenant shall maintain in force until completion of the Alterations). All Alterations shall upon installation become the property of Landlord and shall remain on and be surrendered with the Premises on the Expiration Date or earlier termination of this Lease, except that Landlord may, at its election, require Tenant to remove any or all of the Permitted Alterations, by so notifying Tenant in writing at least 60 days prior the Expiration Date or on or before the earlier termination of this Lease, in which event, Tenant shall, at its sole cost, on or before the Expiration Date or within 60 days after Landlord's earlier written notice requiring removal of the Permitted Alterations, repair and restore the Premises to the condition of the Premises prior to the installation of the Permitted Alterations which are to be removed. Tenant shall pay all costs for Alterations and other construction done or caused to be done by Tenant and Tenant shall keep the Premises free and clear of all mechanics' and materialmen's lien's resulting from or relating to any Alterations or other construction. Tenant may, at its election,

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

contest the correctness or validity of any such lien provided that (a) immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in the state in which the Premises are located, in an amount equal to 150 percent of the amount of the claim of lien, which bond meets the requirements of California Civil Code Section 3143 or any successor statute, and
(b) Landlord may, at its election, require Tenant to pay Landlord's attorneys' fees and costs in participating in such an action. Notwithstanding the foregoing, Tenant's removal of the Excluded Improvements shall not be Alterations subject to this Section 20.

         21. Surrender of Premises and Holding Over. On the Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises and all Alterations (except for Alterations that Tenant has paid for itself and which Landlord requires Tenant to remove) in a good and clean condition, ordinary wear and tear and casualty damage (subject to Section 26 below) excepted (provided, however, that if this Lease terminates pursuant to any condemnation of the Premises, as defined in Section 27, Tenant shall only be obligated to surrender the Premises in their "as is" condition as of the date Tenant surrenders the Premises to Landlord or the condemning authority), (ii) Tenant shall remove all of the Excluded Improvements and Tenant's Personal Property and perform all repairs and restoration required by the removal of any Excluded Improvements, Permitted Alterations or Tenant's Personal Property, and
(iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to any exterior or interior doors). Landlord may elect to retain or dispose of in any manner any Excluded Improvements, Permitted Alterations or Tenant's Personal Property that Tenant does not remove from the Premises on the Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Any such Excluded Improvements, Permitted Alterations or Tenant's Personal Property that Landlord elects to retain or dispose of shall immediately upon notice to Tenant vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Excluded Improvements, Permitted Alterations or Tenant's Personal Property. Tenant shall be liable to Landlord for Landlord's costs for storing, removing or disposing of any such Excluded Improvements, Permitted Alterations or Tenant's Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease (subject to Tenant's right to remove any Permitted Alterations within 60 days after Landlord's written notice requiring such removal), Tenant shall indemnify Landlord against all liabilities, damages (but not any consequential damages), losses, costs, expenses, attorneys' fees and claims resulting from such failure, including without limitation any claim for damages made by a succeeding tenant other than Landlord or any of Landlord's affiliates. If Tenant, with Landlord's consent, remains in possession of the Premises after the Expiration Date or earlier termination of this Lease for any reason other than removal of Permitted Alterations following Landlord's notice requiring such removal, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30-days' written notice given at any time by Landlord or Tenant. During the first 30 days of any such month-to-month tenancy, Tenant shall pay, as Basic Monthly Rent, 110 percent of the Basic Monthly Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be and thereafter Tenant shall pay 150 percent of such effective Basic Monthly Rent. All provisions of this Lease except for those pertaining to Term shall apply to such month-to-month tenancy.

         22. Default. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

                  22.1     The abandoning of the Premises by Tenant.

                  22.2 Tenant's failure to make any payment of Rental as and when due, where such failure continues for a period of five days after written notice thereof from Landlord to Tenant; provided, however, that such notice will be in lieu of, and not in addition to, any notice required under applicable law (including, without limitation, those provisions relating to an action for unlawful detainer contained in the California Code of Civil Procedure and the California Civil Code). No grace period prior to the imposition of a late charge pursuant to Paragraph 26 below, shall extend the date when such Rental is due and payable, and Tenant shall be in default under this Lease if such payment is not timely made. In the case of Basic Monthly Rent, payments must be received on or before the first day of each calendar month, and Tenant shall be in default if such Rental is not paid by such date.

                  22.3 Tenant's failure to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in the preceding two Paragraphs where such failure shall continue for a period of ten days after written notice of such failure from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable unlawful detainer statutes; and provided further, however, that if the nature of Tenant's default is such that more than ten days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such ten-day period and thereafter diligently prosecutes such cure to completion.

                  22.4 The making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within 60 days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within 60 days after such taking); the attachment, execution, or judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution, or judicial seizure is discharged within 60 days after such attachment, execution, or judicial seizure); or, if Tenant is a partnership or consists of more than one person or entity, any partners of the partnership or any such other person or entity becoming bankrupt or insolvent or making a general arrangement or assignment for the benefit of creditors.

         23. Landlord's Remedies. Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative and in addition to any remedies provided elsewhere in this Lease, or now or later allowed by law.

                  23.1 Continuation of Lease. No act by Landlord (including without limitation the acts set forth in the succeeding sentence) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect and (ii) continue to collect Rental when due and enforce all the other provisions of this Lease. Tenant shall immediately pay to Landlord all costs Landlord incurs in collecting Rental when due and enforcing all other provisions of this Lease, including, without limitation, actual out-of-pocket attorneys' fees and costs.

                  23.2 Termination of Tenant's Right to Possession. In accordance with the procedures contained in the California Code of Civil Procedure and the California Civil Code relating to an action for unlawful detainer, Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant the worth at the time of the award of the unpaid Basic Monthly Rent which had been earned at the time of such termination. The "worth at the time of the award" of the amounts referred to above is to be computed by allowing interest at the Default Rate, as set forth below, or if no Default Rate is set forth, then at the maximum rate permitted by applicable law.

                  23.3 Landlord's Right to Cure Default. Landlord, at any time after Tenant commits a default or breach under this Lease (and after the expiration of any applicable cure period), may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's default or breach, pays any sum or does any act that requires the payment of any sum, such sum other than Basic Monthly Rent, which shall be due immediately shall be due from Tenant to Landlord within thirty (30) days after Landlord's written demand therefor, and shall be deemed Additional Rent under this Lease. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amount until it is paid.

                  23.4 Enforcement Costs. All out-of-pocket costs and expenses incurred by Landlord in connection with collecting any amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees, whether or not any action is commenced by Landlord, shall be paid by Tenant to Landlord upon demand. If Tenant fails to timely pay any amount due under this Paragraph, then (without curing such default) interest at the rate of ten percent (10%) per annum shall accrue (and be immediately payable) on such overdue amounts until it is paid.

         24. Interest and Late Charges. Late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any deed of trust covering the Premises. Therefore, if any Rental is not received by Landlord within ten days following notice to Tenant that such amount was not received by

Landlord when due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge, not to exceed $2,500 per late payment. Such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Paragraph is reasonable under the circumstances existing at the time this Lease is made. Acceptance of such late charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease. In addition to the late charge payable by Tenant, as provided above, if any such Rental is not paid on or before the date such Rental was due, then, within 30 days following written notice from Landlord specifying such amount of interest payable, Tenant shall pay to Landlord interest on such overdue Rental at the rate of three percent (3%) above the "reference rate" announced from time to time by Bank of America, NT&SA, but not in excess of ten percent (10%) per annum (the "Default Rate"). Such interest shall additionally accrue and be payable by Tenant relative to any other amounts payable by Tenant to Landlord under the provisions of this Lease which are not paid when due (if such reference rate ceases to be announced, then a comparable "prime rate" shall be utilized, selected by Landlord).

         25. Destruction. If the Premises is totally or partially destroyed during the Term, rendering the Premises materially inaccessible or unusable, as determined by Tenant in Tenant's reasonable determination, then Tenant shall notify Landlord in writing of such inaccessibility or inability of Tenant to use the Premises, and whether Tenant elects to maintain this Lease in effect by performing such repairs as are necessary to restore the Premises to support Tenant's use and occupancy thereof for the remainder of the Term. If Tenant does not elect to restore the Premises in order to continue the Term of this Lease, this Lease shall terminate 30 days following the date of such written notice. Notwithstanding the termination of this Lease due to any casualty as provided in this Section 25, if Tenant is maintaining the insurance coverage on the Building required by Section 15 above, Tenant shall be responsible for performing such repairs or restoration as is necessary to restore the Premises to the condition they existed in as of the Commencement Date (exclusive of Tenant's Excluded Improvements, Permitted Alterations and Tenant's Personal Property), and Tenant shall be entitled to receive all proceeds of insurance to cover such repairs and shall pay for all amounts not covered by insurance; provided, however, that Tenant shall not be responsible for repairing any damage that is not covered by such policy of insurance which Tenant is required to maintain under the terms of this Lease (other than the amount of deductible relating to such insurance policy); and further provided, that Landlord, in Landlord's sole discretion may elect to waive Tenant's repair obligations under this Section 25, and if so waived, Landlord shall receive all insurance proceeds relating to such casualty (exclusive of that portion of such insurance proceeds which are reasonably allocated to the Excluded Improvements and Tenant's Personal Property) plus cash from Tenant in an amount equal to the deductible maintained by Tenant on the insurance policy applicable to such casualty, if any.

         26. Condemnation. If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any material part of the Premises or any material interest in this Lease (including, without limitation, Tenant's parking rights under this Lease) by the exercise of any governmental power, whether by legal proceedings or otherwise, by any public or quasi-public authority, or private corporation or individual, having the power of condemnation (any of the preceding a "Condemnor"), or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending (any of the preceding, a "Condemnation"), this Lease shall terminate on the date the Condemnor takes possession of the Premises (the "Date of Condemnation"), provided that Landlord agrees to reasonably cooperate with Tenant in Landlord's negotiation of any voluntary sale or surrender, in order to mitigate the detrimental effect of such Condemnation on Tenant's business in the Premises. "Materiality," for the purposes of this Section 26, shall be determined by Tenant in its reasonable discretion based upon the impact of such taking on Tenant's ability to occupy and operate its business in the Premises after such Condemnation. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of the Excluded Improvements and Tenant's Personal Property, for the value of Tenant's good will in the Premises, for any damage to Tenant's business and for costs of Tenant moving to a new location other than Tenant's new corporate headquarters campus in the San Diego Corporate Center. Except as set forth above, any award for such Condemnation shall belong to Landlord. If upon any taking of the nature described in this Section 26, this Lease continues in effect, Tenant may elect to restore the Premises as feasible to occupy and operate Tenant's business in the Premises as such occupancy and operations existed prior to such Condemnation. Rent shall be abated proportionately based upon the extent to which Tenant's use of the Premises has decreased on the basis of the percentage of the rental value of the Premises after the Date of Condemnation and the rental value of the Premises prior to the Date of Condemnation.

         27. Assignment and Other Transfers. Without Landlord's prior written consent, none of the following shall occur (nor be permitted by Tenant to occur), voluntarily, involuntarily, by operation of law, or otherwise (any of the following, a "Transfer"): any assignment, sublease, disposition, sale, concession, license, mortgage, encumbrance, hypothecation, pledge, collateral assignment, or other transfer, by Tenant of this Lease, any interest in this Lease, or all or any portion of the Premises.

                  Notwithstanding anything to the contrary contained in the preceding paragraph, Tenant may assign this Lease or sublet all or any portion of the Premises, without Landlord's prior consent, to (a) any parent, subsidiary, or affiliate corporation or partnership which controls, is controlled by, or is under common control with Tenant (herein referred to as "Affiliated") or to, (b) any corporation resulting from a merger or consolidation with Tenant, or to(c) any partnership in which Tenant is a partner, or (d) any person or entity which acquires all of the assets of Tenant's business as a going concern, where such acquiring party has a net worth equal to or greater than Tenant's net worth (as of the date of this Lease); provided, that: (i) at least 30 days prior to such assignment or sublease Tenant delivers to Landlord written notice of the particulars of such proposed assignment or sublease and the reason why such assignment or sublease meets the requirements of this paragraph, (ii) if an assignment, the assignee assumes, in full, the obligations of Tenant under this Lease, or if a sublease, the sublessee of a portion of the Premises assumes, in full, the obligations of Tenant with respect to such portion, and (iii) the use of the Premises remains unchanged. Any assignment or subletting meeting the requirements of the preceding sentence will constitute a "Permitted Transfer" under this Lease and will not require Landlord's prior consent. Notwithstanding anything to the contrary contained in this paragraph, the original Tenant named in this Lease shall continue to remain primarily liable for all obligations of the "Tenant" under this Lease following a Permitted Transfer.

         28. Access by Landlord. Landlord and any of Landlord's Invitees shall have the right to enter the Premises at all reasonable times, during normal business hours, except in the event of an emergency, upon reasonable notice and subject to Tenant's security requirements, to the extent feasible under the circumstances, (i) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that Landlord has the right or obligation to perform; provided, however, if such maintenance and/or restoration to the Premises is not of an emergency-type nature, Landlord's access under this clause (ii) shall be limited to non-business hours, unless Tenant otherwise consents in writing, which consent will not unreasonably be withheld or delayed, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, and (iv) to shore the foundations, footings, and walls of the Premises, and to erect scaffolding and protective barricades around and about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. In the event of an emergency Landlord shall have the right to enter the Premises at any time, without prior notice to Tenant. Landlord's rights under this Paragraph extend, with Landlord's consent, to the owner of adjacent property on which excavation or construction is to take place and the adjacent property owner's agents, employees, officers, and contractors. Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of any entry on the Premises as provided in this Paragraph except damage resulting directly from the grossly negligent acts of Landlord or Landlord's Invitees and any other acts of Landlord and Landlord's Invitees which are not covered by Tenant's insurance policies. Tenant shall not be entitled to any abatement or reduction of Basic Monthly Rent or other Rental because of the exercise by Landlord of any rights under this Paragraph, except to the extent resulting from the grossly negligent acts of Landlord or Landlord's Invitees and to the extent Landlord's or Landlord's Invitees actions are not covered by Tenant's business interruption insurance.

         29. Indemnity and Exemption of Landlord from Liability. Tenant hereby indemnifies Landlord against all Claims (as defined below) and all costs, expenses, and attorneys' fees incurred in the defense or handling of any such Claims or any action or proceeding brought on any of such Claims. For purposes of this Lease, "Claims" shall mean all liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they result from Landlord's sole negligent acts or willful misconduct) arising from or which seek to impose liability under or because of (i) Tenant's or Tenant's Invitees' use of the Premises, (ii) the conduct of Tenant's business, (iii) any activity, work, or things done, permitted, or suffered by Tenant or any of Tenant's Invitees in or about the Premises or elsewhere, by anyone other than Landlord or any of Landlord's Invitees, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, and/or (v) any negligence of Tenant or any of Tenant's Invitees. If any action or proceeding is brought against Landlord by reason of any such Claims, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant's sole cost by legal counsel satisfactory to Landlord.

                  Landlord shall indemnify, defend, protect and hold Tenant harmless from any and all Claims arising or resulting from: (a) any act or omission of Landlord or any of its affiliates or any of their respective officers, employees, agents, contractors or invitees, (b) any activity, work or thing done, permitted or suffered by Landlord in or about the Premises; and/or
(c) Landlord's
default of any of its obligations under this Lease. In case any action or proceeding is brought against Tenant by reason of any such indemnified Claims, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld, conditioned or delayed.

         30. Hazardous Substances. Tenant hereby agrees to indemnify Landlord against all actions, liabilities, damages, losses, costs, expenses, attorneys' fees, and claims (except to the extent they arise as a result of Landlord's grossly negligent acts or willful misconduct), arising from or relating to: (i) any discharges, releases, or threatened releases of noise, pollutants, contaminants, herbicides, pesticides, insecticides, or hazardous or toxic wastes, substances, or materials (any of the preceding a "Hazardous Material") into ambient air, water, or land by Tenant or Tenant's Invitees, from, on, under, or above the Premises during the Term of this Lease, (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or hazardous or toxic wastes, substances, or materials by Tenant or Tenant's Invitees, or otherwise from, on, or under, the Premises during the Lease Term, or (iii) a violation of any environmental law on, under, or above the Premises during the Lease Term (for purposes hereof, "environmental laws" shall mean any Federal, State, or local law, statute, regulation, ordinance, guideline, or common law principle relating to public health or safety or the use or control of the environment, including without limitation the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the California Hazardous Waste Control Law, the Federal Clean Air Act, the California Air Resources Act, the Federal Clean Water Act, the California Porter-Cologne Water Quality Control Act, the Federal Resource Conservation and Recovery Act, the California Nejedly-Z'berg-Dills Solid Waste Management and Recovery Act, the California Radiation Control Law, and California Health and Safety Code Section 25359.7). Neither Tenant nor any of Tenant's Invitees shall use, manufacture, store, or dispose of any Hazardous Materials anywhere within the Premises or the Project which are or could (a) be detrimental to the Project, human health, or the environment, except in accordance with all applicable laws, or (b) adversely affect the value of the Premises or the Project. If the Premises are contaminated (or, due to the acts or omissions of Tenant or Tenant's Invitees, the Project is contaminated) by any Hazardous Material during the Term, and such contamination is not caused by, or attributable to Landlord, Landlord's invitees or any third party other than any of Tenant's Invitees then (1) Tenant shall promptly notify Landlord in writing of such contamination, and (2) Tenant shall perform all remediation required by Landlord (to Landlord's satisfaction and at Tenant's sole cost, necessary to return the Premises (and/or the Project) to the condition required by applicable governmental authority (or the Project), which Tenant shall immediately do upon receipt of notice from Landlord; provided that if (a) the cost of Tenant's obligation to comply with the conditions imposed by applicable governmental authority exceeds the Purchase Price, (b) notwithstanding such compliance, Landlord or Tenant is reasonably anticipated to have continuing liability for such contamination following Tenant's performance of the required remediation, or (c) notwithstanding such compliance, the value of the Premises materially reduced below the Purchase Price paid by Landlord to Tenant as the result of such contamination ("Purchase Price"), then Landlord may require Tenant to rescind the sale of the Premises to Landlord, and within 120 days following written notice of Landlord's decision to rescind the sale (which shall not be given more than 90 days after Tenant's notice to Landlord of such contamination and the work of remediation proposed by Tenant), Tenant shall pay to Landlord the full amount of the Purchase Price, plus all out-of-pocket costs and fees associated with Landlord's acquisition of the Premises, and Landlord shall contemporaneously quitclaim its interest in the Premises to Tenant. If Tenant does not promptly commence and diligently pursue such remediation, then Landlord may, at Landlord's election, perform or cause to be performed such remediation and Tenant shall immediately, upon demand, pay the cost thereof, plus a supervisory fee in the amount of ten percent (10%) of such cost. Tenant's obligations and liability under this Paragraph shall survive the termination of Tenant's tenancy and the Term of this Lease, except that nothing contained in this Paragraph shall be deemed to impose liability on Tenant for any pre-existing Hazardous Materials or violation of environmental laws, or problem arising after the Term of this Lease provided neither Tenant nor Tenant's Invitees contributed to such problem during the Term of the Lease.

                  Landlord hereby notifies Tenant, and Tenant hereby acknowledges that, prior to the leasing of the Premises pursuant to this Lease, Tenant has been notified, pursuant to California Health and Safety Code Section 25359.7 (or any successor statue), that Landlord knows, or has reasonable cause to believe, that certain hazardous substances (as such term is used in such Section 25359.7), such as common cleaning supplies, office supplies, spillage of petroleum products from motor vehicles, and other consumer products ("Incidental Hazardous Materials"), may have come to be located on or beneath the Premises and/or the Project. Landlord hereby acknowledges that it is not the intent of this Section 31 to prohibit Tenant from operating its business for the Permitted Use consistent with Tenant's business operations as of the date of this Lease. Notwithstanding the limitations set forth in this Section 31, Tenant shall be permitted to operate its business according to the custom of Tenant's industry so long as the presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements, and provided that Tenant delivers to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be present in the Premises (other than Incidental Hazardous Materials) and setting forth any and all governmental approvals and permits required in connection with the presence of such Hazardous Materials in the Premises. Tenant shall deliver an updated Hazardous Materials list to Landlord whenever any new Hazardous Material (other than Incidental Hazardous Materials) is brought into the Premises.

                  Landlord shall indemnify, protect, defend (by counsel reasonably approved by Tenant) and hold Tenant, its successors, assigns, subtenants, agents, employees, officers and directors harmless from any and all losses, damages, liabilities, judgments, costs, claims, expenses, penalties, including, but not limited to, attorneys' fees, court costs and consultant fees arising out of or involving any Hazardous Materials introduced to the Premises by Landlord or any of its affiliates, or their respective officers, employees, agents, contractors or invitees (other than Tenant or anyone under Tenant's control). Landlord's obligations and liability under this Paragraph shall survive the termination of Tenant's tenancy and the Term of this Lease.

         31. Prohibition Against Asbestos-Containing Materials. Other than pre-existing Asbestos-Containing Materials, for which Tenant shall have no obligation or liability hereunder, Tenant shall not allow or permit any materials which contain asbestos in any form or concentration ("Asbestos-Containing Materials") to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, including, without limitation, building or construction materials and supplies. Such prohibition against Asbestos-Containing Materials shall apply regardless of whether the Asbestos-Containing Materials may be considered safe or approved for use by a manufacturer, supplier, or governmental authority, or by common use or practice. Landlord shall have the right, upon reasonable notice, to enter upon and conduct inspections of the Premises to determine Tenant's compliance with this paragraph. If Tenant allows or permits Asbestos-Containing Materials to be used or stored in the Premises or used in the construction of any improvements or alterations to the Premises, (a) Tenant shall, upon notice from Landlord, immediately remove such Asbestos-Containing Materials at Tenant's sole cost, (b) such removal shall comply with all applicable laws, regulations, and requirements concerning asbestos and the removal and disposal of Asbestos-Containing Materials, (c) Tenant shall reimburse Landlord for all expenses incurred in connection with any inspection of the Premises conducted by Landlord, and (d) unless Tenant completes such removal within 30 days after notice from Landlord, Landlord may, at its election, do either or both of the following: (i) declare Tenant in breach of this Lease and terminate this Lease upon 10 days prior written notice to Tenant, and (ii) remove and dispose of the Asbestos-Containing Materials and obtain reimbursement from Tenant for the cost of such removal and disposal. Tenant shall indemnify Landlord and Landlord's directors, officers, employees, and agents against all costs, liability, expenses, penalties, and claims for damages, including, without limitation, litigation costs and attorneys' fees, arising from (A) the presence of Asbestos-Containing Materials upon the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alterations to the Premises by Tenant or Tenant's agents, employees, representatives, or independent contractors, (b) any lawsuit, settlement, governmental order, or decree relating to the presence, handling, removal, or disposal of Asbestos-Containing Materials upon or from the Premises, to the extent that such Asbestos-Containing Materials are used or stored in the Premises or used in the construction of any improvements or alternations to the Premises by Tenant or Tenant's agents, employees, representatives or independent contractors, or (C) Tenant's failure to perform its obligations to remove such Asbestos-Containing Materials under this paragraph.

         32. Environmental Requirements at Lease Termination. Tenant shall apply for termination of Tenant's radioactive materials ("RAM") license from the State of California at least 90 days prior to the earlier of Lease termination or expiration, and shall thereafter diligently pursue the termination of such RAM license. To the extent Tenant's failure to perform its obligations to terminate such RAM license prevent Landlord from occupying the Premises, or delivery the Premises for occupancy to any third part, Tenant shall be obligated to pay holdover rent in accordance with Section 21 above for the duration of such delay in occupancy, (3) Tenant's duty to apply for CUPA inspection and close-out of hazardous waste permit at least 30 days prior to Lease termination, to diligently pursue closeout, and for Tenant's liability if closeout is not timely completed due to Tenant's actions or inactions [DISCUSS], and (4) Tenant's duty to join in and cooperate with the transfer of the emergency electrical generator permit [DISCUSS].]

         33. Security Measures. Tenant acknowledges (i) that the Basic Monthly Rent does not include the cost of any security measures for any portion of the Project (ii) that Landlord shall have no obligation to provide any such security measures, (iii) that Landlord has made no representation to Tenant regarding the safety or security of the Project, and (iv) that Tenant will be solely responsible for providing any security it deems necessary to protect itself, its property, and Tenant's Invitees in, on, or about the Project. Tenant assumes all responsibility for the security and safety of Tenant, Tenant's property, and Tenant's Invitees. Tenant releases

Landlord from all claims for damage, loss, or injury to Tenant, Tenant's Invitees, and/or to the personal property of Tenant and/or of Tenant's Invitees, even if such damage, loss, or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Project, regardless of Landlord's knowledge of such crimes or conduct.

         34. Subordination and Attornment. This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, deed of trust, ground lease, or underlying lease (and to all renewals, modifications, consolidations, replacements, or extensions thereof), now or hereafter affecting the Premises provided that any such subordination shall be subject to the beneficiary's or mortgagee's obligation not to disturb Tenant's occupancy of the Premises or any rights of Tenant hereunder as long as Tenant is not in default hereunder beyond all applicable notice and cure periods. The provisions of this Paragraph shall be self-operative, and no further instrument of subordination shall be required. In confirmation of such subordination, however, Tenant shall promptly execute and deliver any instruments that Landlord, any Lender, or the lessor under any ground or underlying lease, may request to evidence such subordination, provided such instruments contain commercially-reasonable non-disturbance provisions protecting Tenant's rights under this Lease. Notwithstanding the preceding provisions of this Paragraph, if any ground lessor or Lender elects to have this Lease prior to the lien of its ground lease, deed of trust, or mortgage, and gives written notice thereof to Tenant that this Lease shall be deemed prior to such ground lease, deed of trust, or mortgage, whether this Lease is dated prior or subsequent to the date of such ground lease, deed of trust, or mortgage, then this Lease shall be deemed to be prior to the lien of such ground lease or mortgage and such ground lease, deed of trust, or mortgage shall be deemed to be subordinate to this Lease. If any Lender, or the lessor of any ground or underlying lease affecting the Premises, shall hereafter succeed to the rights of Landlord under this Lease, whether by foreclosure, deed in lieu of foreclosure or otherwise, then (i) such successor landlord shall not be subject to any offsets or defenses which Tenant might have against Landlord, (ii) such successor landlord shall not be bound by any prepayment by Tenant of more than one month's installment of Basic Monthly Rent or any other Rental prepayment,
(iii) such successor landlord shall not be subject to any liability or obligation of Landlord except those arising after such succession, (iv) Tenant shall attorn to and recognize such successor landlord as Tenant's landlord under this Lease, (v) Tenant shall promptly execute and deliver any instruments that may be necessary to evidence such attornment, and (vi) upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease. If any Lender requests reasonable amendment(s) to this Lease at any time during the Term, then Tenant shall not unreasonably withhold or delay its written consent to such amendment(s), subject to Landlord's payment of Tenant's legal fees and costs associated therewith.

         35. Estoppel Certificates. Within 10 business days after notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate stating (i) that this Lease is unmodified and in full force and effect, or in full force and effect as modified, and stating all modifications,
(ii) the then-current Basic Monthly Rent, (iii) the dates to which Basic Monthly Rent has been paid in advance, (iv) the amount of any security deposit, prepaid rent or other payment constituting Rental which has been prepaid, (v) whether or not Tenant or Landlord is in default under this Lease and whether, to Tenant's knowledge, there currently exist any defenses or rights of offset under the Lease, and (vi) such other factual matters as Landlord shall reasonably request. Tenant's failure to deliver such certificate within such 10-business day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, any lender or proposed lender, and any purchaser of the Project that, except as may be represented by Landlord, this Lease is unmodified and in full force and effect, no Rental has been paid more than 30 days in advance, and neither Tenant nor Landlord is in default under this Lease.

         36. Waiver. No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rental shall not constitute a waiver of any default other than the particular Rental payment accepted. Landlord's receipt and acceptance from Tenant, on any date (the "Receipt Date"), of an amount less than Rental due on such Receipt Date, or to become due at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (i) to pay the full amount of such Rental due on such Receipt Date or (ii) to pay when due the full amount of such Rental to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease. Tenant acknowledges that Tenant's waivers set forth in this Paragraph are a material part of the consideration for Landlord's entering into this Lease and that Landlord would not have entered into this Lease in the absence of such waivers.

         37. Brokers. Tenant and Landlord represent to one another, respectively, that no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and that it has not dealt with any real estate broker, agent, finder, or other person, relative to this Lease in any manner. Each party hereto hereby indemnifies the other against all liabilities, damages, losses, costs, expenses, attorneys' fees and claims arising from any claims that may be made against such other party by any real estate broker, agent, finder, or other person (other than as set forth above), alleging to have acted on behalf of or to have dealt with the indemnifying party.

         38. Easements. Landlord may, at its election, from time to time, grant such easements, rights and dedications, and cause the recordation of parcel maps, easement and operating agreements, and restrictions affecting the Premises, provided that the foregoing will not materially and adversely affect Tenant's use and enjoyment of the Premises under this Lease, nor increase the cost of Tenant's obligations under this Lease.

         39. Limitations on Landlord's Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title, and interest of Landlord in the Premises or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title, and interest in the Premises. Neither Landlord nor Landlord's shareholders, officers, directors or agents shall be personally liable for any deficiency.

         40. Sale or Transfer of Premises. If Landlord sells or transfers the Premises, Landlord, on consummation of the sale or transfer and the buyer's or transferee's written notice to Tenant that such entity has assumed all liabilities of Landlord accruing under this Lease after the date of such sale or transfer, shall be released from any liability thereafter accruing under this Lease.

         41. Quitclaim Deed. At Landlord's sole cost and expense, Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

         42. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

         43. Confidentiality. Except as essential to the consummation of the transaction contemplated by this Lease (together with all amendments and addenda hereto):

                  43.1 Landlord and Tenant shall each keep and maintain the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease in strict confidence; and

                  43.2 Landlord and Tenant may not make or allow any notices, statements, disclosures, communication, or news releases concerning this Lease, the terms of this Lease and the transactions contemplated by this Lease or any aspect of this Lease. Nothing provided herein, however, shall prevent either Landlord or Tenant from disclosing to its legal counsel and/or certified public accountants, prospective purchasers, or lenders the existence and terms of this Lease or any transaction under this Lease, or any aspect of this lease, or from complying with any governmental or court order or similar legal requirement which requires such party to disclose this Lease, the terms of this Lease, the transaction contemplated by this Lease and/or any aspect of this Lease; provided that such party uses reasonable and diligent good faith efforts to disclose no more than is absolutely required to be disclosed by such legal requirement.

         44.  Miscellaneous.

                  44.1 This Lease shall be governed by and construed in accordance with the laws of the State of California.

                  44.2 For purposes of venue and jurisdiction, this Lease shall be deemed made and to be performed in the City of San Diego, California (whether or not the

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

Premises are located in San Diego, California) and Landlord and Tenant hereby consent to the jurisdiction of the State and Federal Courts located in the County of San Diego.

                  44.3 This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

                  44.4 Whenever the context so requires, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other genders, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

                  44.5 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Lease.

                  44.6 In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party against any other party to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Lease the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party as an element of its costs of suit, and not as damages, all costs, expenses, and reasonable attorney's fees and expert witness fees relating to or arising out of such Proceeding (whether or not such Proceeding proceeds to judgment), and any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees and expert witness fees. The prevailing party shall mean the party that obtains the principal relief it has sought, whether by compromise, settlement or judgment.

                  44.7 This Lease shall become effective when it has been executed by each of Landlord and Tenant.

                  44.8 Subject to any restriction on transferability contained in this Lease, this Lease shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Lease.

                  44.9 The headings of the Paragraphs of this Lease have been included only for convenience, and shall not be deemed in any manner to modify or limit any of the provisions of this Lease, or be used in any manner in the interpretation of this Lease.

                  44.10 Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

                  44.11 Each party to this Lease and its legal counsel have had an opportunity to review and revise this Lease. The rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any Exhibit to this Lease, and such rule of construction is hereby waived by Tenant.

                  44.12 All notices or other communications required or permitted to be given to Tenant or Landlord shall be in writing and shall be personally delivered, sent by certified mail, postage prepaid, return receipt requested, or sent by an overnight express courier service that provides written confirmation of delivery to Tenant at the address set forth in Paragraph 2.6 of this Lease and to Landlord at the address set forth in Paragraph 2.5 of this Lease. Each such notice or other communication shall be deemed given, delivered and received upon its actual receipt. Landlord or Tenant must give a notice of a change of its address to the other, if such address changes.

                  44.13 All provisions, whether covenants or conditions, to be performed or observed by Tenant shall be deemed to be both covenants and conditions.

                  44.14 All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

                  44.15 The Exhibits attached to this Lease are incorporated herein by this reference.

                  44.16 The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against the other.

                  44.17 There are no covenants, promises, assurances, representations, warranties, statements, conditions, or understandings, either oral or written, between them, other than as herein set forth. Except as herein otherwise provided, no subsequent alteration, change, or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each of them.

                  44.18 With the exception of the provisions of the Purchase Agreement for the sale and conveyance of the Premises from Tenant to Landlord, this Lease supersedes and revokes any and all previous negotiations, arrangements, letters of intents, offers to lease, lease proposals or drafts, brochures, representations, and information conveyed, whether oral or written, between parties hereto or their respective representations or any other person purported to represent Landlord or Tenant. Tenant and Landlord each acknowledge that it has not been induced to enter into this Lease by any representations not set forth in this Lease, nor has it relied on any such representations. No such representations should be used in the interpretation or construction of this Lease and neither party.

                  Landlord shall have any liability to the other for any consequences arising as a result of any such representations.

LANDLORD:                                   PFIZER INC, A DELAWARE CORPORATION

                                            By:_________________________________

                                               Its:_____________________________

Date:_______________________________

TENANT:                                     NEUROCRINE BIOSCIENCES, INC., A
                                            DELAWARE CORPORATION

                                            By:_________________________________

                                               Its:_____________________________

Date:_______________________________

                                   EXHIBIT "A"

                                    Site Plan

                                   EXHIBIT "B"

                                Legal Description


     LOT 30 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.

     AND

     A NONEXCLUSIVE EASEMENT FOR DRIVEWAY FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER A PORTION OF LOT 29 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845 RECORDED ON JULY 23, 1991 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 29, ALSO BEING A POINT ON A NON-TANGENT 799.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY, A RADIAL FROM SAID POINT BEARS SOUTH 63 DEGREES, FIVE FEET, 28 INCHES EAST; THENCE ALONG THE ARC OF SAID CURVE NORTHERLY 22.65 FEET THROUGH A CENTRAL ANGLE OF 01 DEGREES, 37 FEET, 28 INCHES; THENCE LEAVING SAID CURVE SOUTH 63 DEGREES, 05 FEET, 28 INCHES EAST 31.60 FEET TO THE BEGINNING OF A 3.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE ALONG THE ARC OF SAID CURVE NORTHEASTERLY 3.98 FEET THROUGH A CENTRAL ANGLE OF 75 DEGREES, 55 FEET, 35 INCHES TO THE BEGINNING OF A
42.00 FOOT RADIUS REVERSE CURVE CONCAVE SOUTHERLY; THENCE ALONG THE ARC OF SAID CURVE EASTERLY 73.29 FEET THROUGH A CENTRAL ANGLE OF 99 DEGREES, 59 FEET, 10 INCHES; THENCE TANGENT FROM SAID CURVE SOUTH 39 DEGREES, 01 FEET, 53 INCHES EAST 77.80 FEET, TO THE SOUTHERLY LOT LINE OF SAID LOT; THENCE ALONG SAID LOT LINE NORTH 70 DEGREES, 30 FEET, 59 INCHES WEST 165.12 FEET TO THE POINT OF BEGINNING.

ASSESSOR'S PARCEL NO. 340-180-20

                              EXHIBIT C -- GUARANTY

                                    GUARANTY

                     THIS GUARANTY ("GUARANTY") is made as of April 30, 2003, by NEUROCRINE BIOSCIENCES, INC., a Delaware corporation ("GUARANTOR"), in favor of PFIZER INC., a Delaware corporation ("BUYER").

                                 R E C I T A L S

                  A. Science Park Center LLC, a California limited liability company ("SELLER"), has entered into a Purchase and Sale Agreement dated as of April 30, 2003 ("PURCHASE AGREEMENT") with Buyer, pursuant to which Seller agreed to sell the property described therein ("PROPERTY"). Capitalized terms used herein and not otherwise defined shall have the meaning given such terms in the Purchase Agreement.

                  B. Seller is an affiliate of Guarantor and Guarantor will benefit directly from the sale of the Property to Buyer and Guarantor acknowledges that Buyer would be unwilling to enter into the Purchase Agreement but for having certain obligations undertaken therein by Seller guaranteed by Guarantor. The execution and delivery of this Guaranty by Guarantor is a condition precedent to Buyer's obligation to consummate the transactions provided for in the Purchase Agreement.

                  C. Terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

              NOW, THEREFORE, in consideration of and as a material inducement to Buyer's agreement to enter into the Purchase Agreement and to close the transaction contemplated thereby, Guarantor hereby covenants and agrees for the benefit of Buyer and its successors and assigns, as follows:

         1.  OBLIGATIONS GUARANTEED.

                  1.1 Guarantor hereby irrevocably, absolutely and unconditionally guarantees to Buyer and to Buyer's successors and assigns the payment and performance by Seller of Seller's post-closing obligations under the Purchase Agreement (collectively, "OBLIGATIONS") as and when due including, without limitation, the following:

                           (a)      Any liability arising from any breach of
the representations and warranties of Seller under the Purchase Agreement ("REPRESENTATIONS"); and

                           (b)      All other obligations owed by Seller
under the Purchase Agreement to Buyer that require payment or other performance by Seller after the date of Closing.

                  1.2 This Guaranty is a continuing and absolute guaranty of the Obligations and shall terminate on the earlier of (a) satisfaction or expiration of the Obligations or (b) that date which is eighteen (18) months after Guarantor vacates the Property in accordance with the Lease, provided that, (i) this Guaranty shall not terminate with respect to the Obligations on such date if Buyer has made a written demand on Guarantor under this Guaranty on or before such date with respect to the matters that are the subject of such demand, and (ii) in the event that any payment or other consideration by Seller to Buyer is rescinded or Buyer is compelled to return any amount or other consideration received in connection with any Obligation, in connection with a bankruptcy of Seller or otherwise, this Guaranty shall automatically be reinstated with respect to the amount or other consideration rescinded or returned by Buyer notwithstanding the expiration of the eighteen (18) month term hereof or Buyer's failure to make a claim within such time period. Provided further, this Guaranty shall not terminate with respect to any environmental or indemnification provisions intended to survive the closing under the Purchase Agreement for the period such Obligations survive such closing, as expressly set forth in the Purchase Agreement.

                  1.3 Guarantor's aggregate liability with respect to the Representations (but exclusive of any other Obligations and any liability of Guarantor under Section 7 below) shall in no event exceed the Purchase Price paid by Buyer under the Purchase Agreement.

         2.  NATURE OF GUARANTY.

                  2.1 The obligations of Guarantor under this Guaranty are independent of, in addition to, and co-extensive with Seller's obligations under the Purchase Agreement and documents delivered at Closing.

                  2.2 Guarantor acknowledges and agrees that Buyer may enforce any rights or remedies against Seller that may be available under the Purchase Agreement, at law or in equity at any time in its sole discretion, upon any terms and conditions as Buyer may elect, without notice to or obtaining the consent of Guarantor and without affecting the liability of Guarantor under this Guaranty.

                  2.3 Guarantor expressly agrees that so long as any Obligations are outstanding, Guarantor shall not be released by any act or event which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety. Seller shall be released to the extent Seller is released as a result of any waiver, extension, modification, forbearance, or delay, or other act or omission of Buyer, or the failure of Buyer to proceed promptly or otherwise as against Seller, any other guarantor or any third party, or because of any further dealings between Seller and Buyer, whether relating to the Obligations or otherwise.

         3. NO BUYER WAIVERS. Any waiver by Buyer of any breach must be express and in writing and shall not be a waiver of any other breach concerning the same or any provision of the Purchase Agreement. Upon a failure by Seller to pay or perform any of the Obligations, Buyer in its sole and absolute discretion, without prior notice to and without obtaining the consent of Guarantor, may elect to compromise, or adjust any part of the Obligations with Seller, or make any other accommodation with Seller, or exercise any other available remedy against Seller.

         4.  GUARANTOR'S WAIVERS.

                  4.1 Guarantor unconditionally, irrevocably, and expressly waives and releases: (a) any right to assert or claim that Guarantor is exonerated by any action taken by Buyer which impairs Guarantor's rights to be subrogated to Buyer's rights against Seller; (b) the right to enforce any remedies that Buyer now has, or later may have, against Seller until such time as all Obligations of Seller have been satisfied; (c) all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty; (d) Guarantor's right by law to receive any notices to Seller of the existence, creation, or incurrence of new or additional obligations under the Purchase Agreement; (e) any duty of Buyer to advise Guarantor of any information known to Buyer regarding the financial condition of Seller; (f) the right to proceed against Seller or pursue any particular remedy in Buyer's power (until such time as all Obligations of Seller have been satisfied); and (g) any defense by reason of any disability of Seller and any other defense based upon the termination of Seller's ability to perform under the Purchase Agreement from any cause other than the legal or contractual rights of Seller pursuant to the Purchase Agreement. Without limiting the generality of the foregoing, Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2810, 2819, 2845, 2848 and 2850.

                  4.2 Guarantor hereby agrees, represents and warrants that the matters contemplated by this Guaranty and the Purchase Agreement involve complicated transactions and that Guarantor possesses knowledge, expertise and experience with respect to such transactions. Furthermore, Guarantor agrees, represents and warrants that it has had the advice of counsel of its own choosing in negotiations for and the preparation of the Purchase Agreement and this Guaranty, that Guarantor has read the provisions of this Guaranty, including the foregoing waivers, that Guarantor is fully aware of its contents and legal effect and that Guarantor has not relied on any statements or opinions of Buyer or Buyer's counsel with respect to the meaning or legal effect of this Guaranty or the Purchase Agreement.

         5. REPRESENTATIONS AND WARRANTIES. Guarantor hereby represents, warrants and covenants to Buyer as follows:

                  5.1 The execution and delivery of this Guaranty are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture, or undertaking to which Guarantor is a party or by which Guarantor or Guarantor's property is or may be bound or affected and do not, and will not, cause any security interest, lien, or other encumbrance to be created or imposed upon any such property.

                  5.2 The execution and delivery of this Guaranty will not (i) render Guarantor insolvent (defined below) under generally accepted accounting principles consistently applied, (ii) leave Guarantor with remaining assets which constitute unreasonably small capital given the nature of Guarantor's business, or (iii) result in the incurrence of debts (defined below) beyond Guarantor's ability to pay them when and as they mature. For the purposes of clause (i) above, "INSOLVENT" means that the present fair salable value of assets is less than the amount that will be required to pay the probable liability on existing debts as they become absolute and matured and as further defined in Section 101(32) of the United States Bankruptcy Code. For the purposes of clause (iii), "DEBTS" includes any legal liability for indebtedness, whether matured or unmatured.

                  5.3 Guarantor hereby acknowledges and warrants that it has derived or expects to derive a financial or other benefit or advantage from the Purchase Agreement. Guarantor acknowledges that Seller is not merely the agent, instrumentality, or alter ego of Guarantor, and that Seller is an independent and separate business entity, fully and adequately capitalized for its own business purposes.

         6. BANKRUPTCY. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Seller, or by any defense which Seller may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

         7. CUMULATIVE RIGHTS. All rights, powers and remedies of Buyer hereunder and under any other agreement now or at any time hereafter in force between Buyer and Guarantor and any other guaranty executed by Guarantor relating to any other obligations or indebtedness of Seller to Buyer, shall be cumulative and not alternative, and such rights, powers and remedies shall be in addition to all rights, powers and remedies given to Buyer by law. This Guaranty is in addition to and independent of the guaranty of any other guarantor of any other obligations or indebtedness of Seller to Buyer.

         8. INDEPENDENT OBLIGATIONS. The obligations of Guarantor hereunder are independent of the obligations of Seller, and, in the event of any default hereunder, a separate action or actions may be brought and prosecuted against Guarantor, whether or not Seller is joined therein or a separate action or actions are brought against Seller. Buyer's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions unless and until all Obligations hereby guaranteed have been paid and fully performed.

         9. NOTICES. Whenever Guarantor or Buyer shall desire to give or serve any notice, demand, request or other communication with respect to this Guaranty, each such notice shall be in writing and shall be effective only if the same is delivered by personal service, by facsimile, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         10

                  If to Buyer:      Pfizer Inc.
                                    10777 Science Center Drive
                                    San Diego, California 92121
                                    (858) 678-8152 - (Telecopy)
                                    Attn: Jim Serbia

                  With copies to:   Pfizer Inc.
                                    10777 Science Center Drive
                                    San Diego, California 92121
                                    (858) 622-3297 - (Telecopy)
                                    Attn: D. Frederick Jay, Esq.

                                    Solomon Ward Seidenwurm & Smith, LLP
                                    401 B Street, Suite. 1200
                                    San Diego, CA 92101
                                    (619) 231-4755 - (Telecopy)
                                    Attn: Richard L. Seidenwurm, Esq.

                  If to Guarantor:  Neurocrine Biosciences, Inc.
                                    Attn: Paul Hawran, Executive Vice President
                                    10555 Science Center Drive
                                    San Diego, CA 92121
                                    (858) 658-7605 - (Telecopy)

                  With a copy to:   Paul, Hastings, Janofsky & Walker LLP
                                    12390 El Camino Real
                                    San Diego, CA 92130
                                    (858) 720-2555 - (Telecopy)
                                    Attn: W. Scott Biel, Esq.

Any such notice delivered personally shall be deemed to have been received upon delivery. Any such notice sent by facsimile shall be presumed to have been received by the addressee on the date sent, provided, however, that notices sent by facsimile shall also be sent by overnight courier on the same day. Any such notice sent by mail shall be presumed to have been received by the addressee three (3) business days after posting in the United States mail. Guarantor or Buyer may change its address by giving the other written notice of the new address as herein provided.

         11. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of Buyer, and any affiliate of Buyer to whom Buyer may transfer the Property or its rights under the Purchase Agreement, and shall bind the heirs, executors, administrators, personal representatives, successors and assigns of Guarantor; provided that Guarantor may not assign its obligations under this Guaranty without the consent of Buyer which may be withheld in Buyer's sole discretion.

         12.  MISCELLANEOUS PROVISIONS.

                  12.1 This Guaranty shall be governed by and construed in accordance with the laws of the State of California. Guarantor hereby consents to the jurisdiction of any state or federal court sitting in San Diego, California, consents to service of process by any means authorized by California law in any action brought under or arising from this Guaranty, and irrevocably agrees that all claims in respect of this Guaranty shall be heard in such court.

                  12.2 Except as provided in any other written agreement now or at any time hereafter in force between Guarantor and Buyer, this Guaranty shall constitute the entire agreement of Guarantor with Buyer with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon Guarantor or Buyer unless expressed herein.

                  12.3 Until all Obligations of Seller have expired or have been performed in full or this Guaranty shall have expired as set forth in Section
1.2 and 1.4 above, Guarantor shall have no right of subrogation.

                  12.4 Should any term, covenant, condition or provisions of this Guaranty be determined to be illegal or unenforceable, all other terms, covenants, conditions and provisions hereof shall nevertheless remain in full force and effect.

                  12.5 Time is of the essence to this Guaranty and each of its provisions.

                  12.6 When the context and construction so require, all words used in the singular herein shall be deemed to include the plural, the masculine shall include the feminine and neuter, and vice versa.

                  12.7 The word "PERSON" as used herein shall include any individual, company, firm, association, partnership, joint venture, corporation, trust or other legal entity of any kind whatsoever.

                  12.8 No provision of this Guaranty or right granted to Buyer hereunder can be waived in whole or in part, nor can Guarantor be released from its obligations hereunder, except by a writing duly executed by an authorized officer of Buyer.

                  12.9 The headings of this Guaranty are inserted for convenience only and shall have no effect upon the construction or interpretation hereof.

         IN WITNESS WHEREOF the undersigned has executed this Guaranty as of the date first above written.

GUARANTOR:

NEUROCRINE BIOSCIENCES, INC.,
a Delaware corporation

By:: __________________________________
Paul W. Hawran, Executive Vice President and Chief Financial Officer

                           EXHIBIT D -- EHS DOCUMENTS

1. To the extent held by Seller, all permits, planning permissions, registrations, or authorizations issued pursuant to federal, state or local law relating to the Seller's operation on the Property registrations or other documentation issued by any governmental agency with jurisdiction over environmental matters authorizing the business operations undertaken on the Property.

2. All non-privileged correspondence, notifications, reports, and applications filed by Seller or any affiliates or subsidiaries with federal, state or local agencies in the regarding any environmental or health and safety matter relating to operations on the Property.

3. All relevant documents of record relating to government inspections, investigations, information requests, claims of violation or liability under any environmental law or occupational health and safety law, i.e. reports of government agencies, notices of violation administrative orders, and consent orders, received during the prior three (3) years, or otherwise current in effect or unabated, related to operations on the Property.

4. All relevant documents of record relating to non-governmental claims under any environmental law, occupational health and safety law, or tort law arising from operations on the Property.

5. All corporate, operating group, or facility driven (self audit) environmental and health and safety audit reports and plan of action and resolution of findings relating to operations on the Property.

6. All documentation for the previous three years relating to the handling, storage, transportation, treatment and disposal of hazardous substances, off-site or on-site from the Property. "Hazardous Substances" includes all petroleum products, radioactive materials, commercial chemical products, toxic or infectious materials, hazardous waste, and rejected or returned goods. Such documentation includes, but is not limited to, the reports to government agencies, manifests, characterizations, and contracts with vendors for the previous 3 years.

7. All documents regarding historic or ongoing environmental investigations or remediation undertaken by or for the Seller with respect to the Property.

8. All documents related to historic or recent spills or releases to the environment of Hazardous Substances or pharmaceutical materials from process equipment, waste handling or disposal facilities, above or below ground transmission lines, underground storage tanks, above ground storage tanks, containers, container storage areas, waste storage areas, waste disposal areas, and motor vehicles and the loading and/or unloading areas.

9. All documents related to the presence, condition, management, disposition and replacement of asbestos containing materials, polychlorinated biphenyls, underground storage tanks, lead paint, radioactive materials, and ozone depleting substances. Such documentation includes existing plans to address or manage these materials currently and in the future.

10. All documents for the previous five years related to water supply or supplies including the information on the source or sources of water, permits, usage records, analyses, treatment records, monitoring reports, and submissions to government agencies.

11. All documents for the previous three years related to the handling and treatment of sanitary industrial wastewater (including stormwater), past and present, onsite or offsite; including but no limited to monitoring records, treatment studies, analyses, evaluations of off-site impacts, and submissions to government agencies.

12. All records for the previous five years related to the calculation, monitoring, analysis, modeling, off-site impact, treatment and control of air emissions, past and present.

13. All documents including surveys and audits performed by insurers and consultants pertaining to fire safety.

14. All documents related to complaints from neighbors regarding noise, odor, lights vibration or any other environmental matter.

                         EXHIBIT E -- FORM OF GRANT DEED

RECORDING REQUESTED BY:     )
AND WHEN RECORDED MAIL TO:  )
                            )
                            )
                            )

Tax Parcel No. _______________                Above Space for Recorder's Use

                                    The undersigned, Grantor, declares:
                                    Documentary transfer tax is $______,
                                    (__)   Computed on full value of property
                                           conveyed, or
                                    (__)   Computed on full value less value of
                                           liens and encumbrances remaining at
                                           time of sale.
                                    (__)   Unincorporated area.

                                   GRANT DEED

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Science Park Center LLC, a California limited liability company, hereby grants to Pfizer Inc., a Delaware corporation, the following described real property ("Property") situated in the City of San Diego, County of San Diego, State of California.

                  See Exhibit "A" attached hereto and incorporated herein by this reference.

         This conveyance is made and accepted and the Property is hereby granted and conveyed subject to all matters of record.

         IN WITNESS WHEREOF, the Grantor has caused its name to be affixed hereto and this instrument to be executed by those thereunto duly authorized.

Dated: ___________      GRANTOR: SCIENCE PARK CENTER LLC,
                                 a California limited liability company

                                 By: Neurocrine Biosciences, Inc.,
                                     a Delaware corporation
                                 Its: Manager

                                 By:: __________________________________
                                      Paul W. Hawran, Executive Vice President
                                      and Chief Financial Officer

                            EXHIBIT F - BILL OF SALE

                                  BILL OF SALE

         THIS BILL OF SALE ("BILL OF SALE") is made as of this ___ day of November, 2003, by SCIENCE PARK CENTER LLC, a California limited liability company, as "SELLER" in favor of PFIZER INC., an Delaware corporation, as "BUYER".

         Pursuant to that certain Purchase and Sale Agreement and Escrow Instructions executed by Seller and Buyer dated April 30, 2003 (the "AGREEMENT"). Seller is concurrently selling and Buyer is concurrently buying that certain real property and the improvements thereon owned by Seller and located in San Diego, California, as more particularly described on EXHIBIT "1" attached hereto (collectively, the "PROPERTY").

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, transfer, sell, set over, convey and deliver to Buyer all of its right, title and interest in, to and under the following personal property (the "PERSONAL PROPERTY"):

         1. All of Seller's transferable rights in contracts (but not including any insurance contracts), agreements, warranties, guarantees, permits and authorizations to the extent applicable to the operation, maintenance or repair of the Property, and all transferable approvals issued by governmental authorities respecting the Property and interests appurtenant thereto. For purposes of this Bill of Sale, "transferable" shall mean that such Personal Property can be conveyed or transferred without cost to Seller (or at a cost to Seller which Buyer is willing to pay) and without any continuing liability of Seller for such Personal Property after such transfer;

         2. All of Seller's fixtures, equipment and other personal property to the extent used in connection with the operation of Property (as opposed to the business operations of any tenant of the Property), including without limitation deposits, service contracts, "as built" drawings, reports and studies, relating to the Property, subject to no liens, restrictions, and encumbrances of record except for those approved in writing by Buyer or disapproved and subsequently waived by Buyer in accordance with Section 5.3 of the Agreement. Notwithstanding the foregoing, none of the Personal Property shall include any permits, rights, approvals or intellectual or other intangible property relating to the business operations of any occupant of the Real Property or any proprietary information associated with such business operations;

         3. All keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas of the Property in Seller's possession;

         4. All awards or payments made or to be made for any taking by condemnation, eminent domain or otherwise (including, without limitation, by agreement in lieu thereof) for all or any part of any of the Property, the aforesaid Personal Property and in and to all proceeds paid or payable in connection with any damage, loss or destruction to all or any part of the Property;

         5. All easements, covenants or other title appurtenances benefiting or burdening the Property, and all encroachment, sidewalk, indemnification, right-of-way and other similar agreements appurtenant to or otherwise affecting the use and enjoyment of the Property; and

         6. All rights under real estate tax and similar assessments including rights of appeal thereunder, if any, for 2003 and subsequent tax years.

         Seller hereby covenants that Seller will, at any time and from time to time upon written request therefor, execute and deliver to Buyer such documents as Buyer may reasonably request in order to fully assign and transfer to and vest in Buyer and protect Buyer's right, title and interest in and to the Personal Property to be transferred and assigned hereby, or to enable Buyer to realize upon or otherwise enjoy such rights and property.

         Seller hereby represents and warrants to Buyer that: (i) the Personal Property has been paid for and is not subject to any liens, encumbrances, security interests or claims of any kind; (ii) all taxes of any nature whatsoever on the Personal Property accruing prior to Closing have been paid by Seller; and (iii) the consideration paid to Seller herewith is the full and complete consideration for the Personal Property.

         BUYER ACKNOWLEDGES THAT BUYER IS ACQUIRING THE PERSONAL PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS, IF ANY," IN THE CONDITION THEY ARE IN AS OF THE EFFECTIVE DATE, AND NO WARRANTIES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY SELLER REGARDING THEIR PHYSICAL CONDITION, CAPACITY, QUALITY, VALUE, WORKMANSHIP, OPERATING CAPABILITY OR PERFORMANCE, OR THEIR COMPLIANCE WITH APPLICABLE LAWS, OR THEIR FITNESS OR SUITABILITY FOR BUYER'S PURPOSES. NO WARRANTIES, EXPRESS OR IMPLIED, CONTAINED IN THE UNIFORM COMMERCIAL CODE OR OTHERWISE (INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE) SHALL APPLY TO THE SALE OF THE PERSONAL PROPERTY, AND BUYER HEREBY DISCLAIMS AND NEGATES THE RIGHT TO ANY SUCH WARRANTIES

         All applicable sales, use, transfer and documentary taxes arising out of the transfer of the Assets (but excluding sales taxes applicable to Seller's period of ownership and income taxes of Seller arising out of the sale) shall be paid by Buyer.

         This Bill of Sale is binding upon the heirs, devisees, administrators, executors, legal representatives, successors and assigns of Seller.

         This Bill of Sale will be governed by, interpreted under, and construed and enforceable in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale as of the date first above written.

                            SELLER:

                               SCIENCE PARK CENTER LLC,
                               a California limited liability company

                               By: Neurocrine Biosciences, Inc.,
                                   a Delaware corporation
                               Its: Manager

                               By:: __________________________________
                                Paul W. Hawran, Executive Vice President and
                                Chief Financial Officer

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

                                   EXHIBIT "1"

                                LEGAL DESCRIPTION

LOT 30 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, JULY 23, 1991.

AND

A NONEXCLUSIVE EASEMENT FOR DRIVEWAY FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS OVER A PORTION OF LOT 29 OF TORREY PINES SCIENCE CENTER, UNIT NO. 2, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 12845 RECORDED ON JULY 23, 1991 ON FILE IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF LOT 29, ALSO BEING A POINT ON A NON-TANGENT 799.00 FOOT RADIUS CURVE CONCAVE SOUTHEASTERLY, A RADIAL FROM SAID POINT BEARS SOUTH 63(degree)05'28" EAST; THENCE ALONG THE ARC OF SAID CURVE NORTHERLY 22.65 FEET THROUGH A CENTRAL ANGLE OF 01(degree)37'28"; THENCE LEAVING SAID CURVE SOUTH 63(degree)05'28" EAST 31.60 FEET TO THE BEGINNING OF A 3.00 FOOT RADIUS CURVE CONCAVE NORTHWESTERLY; THENCE ALONG THE ARC OF SAID CURVE NORTHEASTERLY 3.98 FEET THROUGH A CENTRAL ANGLE OF 75(degree)55'35" TO THE BEGINNING OF A 42.00 FOOT RADIUS REVERSE CURVE CONCAVE SOUTHERLY; THENCE ALONG THE ARC OF SAID CURVE EASTERLY 73.29 FEET THROUGH A CENTRAL ANGLE OF 99(degree)59'10"; THENCE TANGENT FROM SAID CURVE SOUTH 39(degree)01'53" EAST
77.80 FEET, TO THE SOUTHERLY LOT LINE OF SAID LOT; THENCE ALONG SAID LOT LINE NORTH 70(degree)30'59" WEST 165.12 FEET TO THE POINT OF BEGINNING.

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

                          EXHIBIT G - FIRPTA AFFIDAVIT

                           TRANSFEROR'S CERTIFICATION
                              OF NON-FOREIGN STATUS

To inform PFIZER INC., a Delaware corporation (the "TRANSFEREE") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended ("CODE") will not be required upon the transfer by SCIENCE PARK CENTER LLC, a California limited liability company ("TRANSFEROR"), of real property to the Transferee, the undersigned hereby certifies the following on behalf of the
Transferor:

l. The Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

2. The Transferor's U.S. employer or tax (social security) identification number is 33-0745791.

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

"TRANSFEROR"
                             SCIENCE PARK CENTER LLC,
                             a California limited liability company

                                By: Neurocrine Biosciences, Inc.,
                                    a Delaware corporation
                                Its: Manager

                                By:: _________________________________________
                                     Paul W. Hawran, Executive Vice President
                                     and Chief Financial Officer

                                       1